                                                                     EXHIBIT 4.2

                                [ISSUING ENTITY]

                                 Issuing Entity

                                       and

                               [INDENTURE TRUSTEE]

                                Indenture Trustee

                       ---------------------------------

                                    INDENTURE

                               Dated as of [DATE]

--------------------------------------------------------------------------------

                               Asset-Backed Notes

                              ---------------------

                                TABLE OF CONTENTS

Section                                                                                                      Page
-------                                                                                                      ----
                                                 ARTICLE I
                                                DEFINITIONS

Section 1.01  Definitions..................................................................................     3
Section 1.02  Rules of Construction........................................................................     3

                                                ARTICLE II
                                         ORIGINAL ISSUANCE OF NOTES

Section 2.01  Form.........................................................................................     4
Section 2.02  Execution, Authentication and Delivery.......................................................     4

                                                ARTICLE III
                                                 COVENANTS

Section 3.01  Collection of Payments with respect to the Mortgage Loans....................................     6
Section 3.02  Maintenance of Office or Agency..............................................................     6
Section 3.03  Money for Payments To Be Held in Trust; Paying Agent.........................................     6
Section 3.04  Existence....................................................................................     7
Section 3.05  Protection of Trust Estate...................................................................     7
Section 3.06  Opinions as to Trust Estate..................................................................     8
Section 3.07  Performance of Obligations...................................................................     9
Section 3.08  Negative Covenants...........................................................................     9
Section 3.09  Annual Statement as to Compliance............................................................    10
Section 3.10  Representations and Warranties Concerning the Mortgage Loans.................................    10
Section 3.11  Amendments to Sale and Servicing Agreement...................................................    10
Section 3.12  Master Servicer as Agent and Bailee of the Indenture Trustee.................................    11
Section 3.13  Investment Company Act.......................................................................    11
Section 3.14  Issuing Entity May Consolidate, etc..........................................................    11
Section 3.15  Successor or Transferee......................................................................    13
Section 3.16  No Other Business............................................................................    13
Section 3.17  No Borrowing.................................................................................    13
Section 3.18  Guarantees, Loans, Advances and Other Liabilities............................................    13
Section 3.19  Capital Expenditures.........................................................................    13
Section 3.20  Determination of Note Rate...................................................................    13
Section 3.21  Restricted Payments..........................................................................    14
Section 3.22  Notice of Events of Default..................................................................    14
Section 3.23  Further Instruments and Acts.................................................................    14
Section 3.24  Certain Representations Regarding the Trust Estate...........................................    14
Section 3.25  The Pre-Funding Account......................................................................    15
Section 3.26  [reserved]...................................................................................    16
Section 3.27  Grant of the Subsequent Mortgage Loans.......................................................    16

Section 3.28  Allocation of Realized Losses................................................................    16

                                                 ARTICLE IV
                              THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01  The Notes....................................................................................    19
Section 4.02  Priorities of Distribution...................................................................    19
Section 4.03  Registration of and Limitations on Transfer and Exchange of Notes; Appointment of
              Note Registrar and Certificate Registrar.....................................................    26
Section 4.04  Mutilated, Destroyed, Lost or Stolen Notes...................................................    27
Section 4.05  Persons Deemed Owners........................................................................    28
Section 4.06  Cancellation.................................................................................    28
Section 4.07  Book-Entry Notes.............................................................................    28
Section 4.08  Notices to Depository........................................................................    29
Section 4.09  Definitive Notes.............................................................................    29
Section 4.10  Tax Treatment................................................................................    29
Section 4.11  Satisfaction and Discharge of Indenture......................................................    30
Section 4.12  Application of Trust Money...................................................................    31
Section 4.13  Repayment of Monies Held by Paying Agent.....................................................    31
Section 4.14  Temporary Notes..............................................................................    31
Section 4.15  Representation Regarding ERISA...............................................................    32
Section 4.16  Private Notes................................................................................    32

                                                 ARTICLE V
                                           DEFAULT AND REMEDIES

Section 5.01  Events of Default............................................................................    34
Section 5.02  Acceleration of Maturity; Rescission and Annulment...........................................    34
Section 5.03  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee....................    35
Section 5.04  Remedies; Priorities.........................................................................    37
Section 5.05  Optional Preservation of the Trust Estate....................................................    38
Section 5.06  Limitation of Suits..........................................................................    39
Section 5.07  Unconditional Rights of Noteholders To Receive Principal and Interest........................    39
Section 5.08  Restoration of Rights and Remedies...........................................................    40
Section 5.09  Rights and Remedies Cumulative...............................................................    40
Section 5.10  Delay or Omission Not a Waiver...............................................................    40
Section 5.11  Control By Noteholders.......................................................................    40
Section 5.12  Waiver of Past Defaults......................................................................    40
Section 5.13  Undertaking for Costs........................................................................    41
Section 5.14  Waiver of Stay or Extension Laws.............................................................    41
Section 5.15  Sale of Trust Estate.........................................................................    41
Section 5.16  Action on Notes..............................................................................    43
Section 5.17  Performance and Enforcement of Certain Obligations...........................................    43

                                                ARTICLE VI
                                           THE INDENTURE TRUSTEE

Section 6.01  Duties of Indenture Trustee..................................................................    45

Section 6.02  Rights of Indenture Trustee..................................................................    46
Section 6.03  Individual Rights of Indenture Trustee.......................................................    47
Section 6.04  Indenture Trustee's Disclaimer...............................................................    47
Section 6.05  Notice of Event of Default...................................................................    47
Section 6.06  Reports by Indenture Trustee to Holders and Tax Administration...............................    47
Section 6.07  Compensation.................................................................................    47
Section 6.08  Replacement of Indenture Trustee.............................................................    48
Section 6.09  Successor Indenture Trustee by Merger........................................................    49
Section 6.10  Appointment of Co-Indenture Trustee or Separate Indenture Trustee............................    49
Section 6.11  Representations and Warranties...............................................................    50
Section 6.12  Directions to Indenture Trustee..............................................................    51
Section 6.13  The Agents...................................................................................    51
Section 6.14  Eligibility; Disqualification................................................................    51
Section 6.15  Preferential Collection of Claims Against Issuing Entity.....................................    52

                                                ARTICLE VII
                                        NOTEHOLDERS' LISTS AND REPORTS

Section 7.01  Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders...............    53
Section 7.02  Preservation of Information; Communications to Noteholders...................................    53
Section 7.03  [Reserved]...................................................................................    53
Section 7.04  [Reserved]...................................................................................    53
Section 7.05  Monthly Statements to Noteholders............................................................    53

                                                ARTICLE VIII
                                     ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01  Collection of Money..........................................................................    56
Section 8.02  [Reserved]...................................................................................    56
Section 8.03  Officer's Certificate........................................................................    56
Section 8.04  Termination Upon Distribution to Noteholders.................................................    56
Section 8.05  Release of Trust Estate......................................................................    56
Section 8.06  Surrender of Notes Upon Final Payment........................................................    57
Section 8.07  Optional Redemption of the Notes.............................................................    57

                                                 ARTICLE IX
                                           SUPPLEMENTAL INDENTURES

Section 9.01  Supplemental Indentures Without Consent of Noteholders.......................................    58
Section 9.02  Supplemental Indentures With Consent of Noteholders..........................................    59
Section 9.03  Execution of Supplemental Indentures.........................................................    60
Section 9.04  Effect of Supplemental Indenture.............................................................    60
Section 9.05  Reference in Notes to Supplemental Indentures................................................    61

                                                 ARTICLE X
                                               MISCELLANEOUS

Section 10.01  Compliance Certificates and Opinions, etc...................................................    62
Section 10.02  Form of Documents Delivered to Indenture Trustee............................................    63

Section 10.03  Acts of Noteholders.........................................................................    64
Section 10.04  Notices etc., to Indenture Trustee Issuing Entity and Rating Agencies.......................    64
Section 10.05  Notices to Noteholders; Waiver..............................................................    65
Section 10.06  Effect of Headings..........................................................................    65
Section 10.07  Successors and Assigns......................................................................    66
Section 10.08  Separability................................................................................    66
Section 10.09  [Reserved]..................................................................................    66
Section 10.10  Legal Holidays..............................................................................    66
Section 10.11  GOVERNING LAW...............................................................................    66
Section 10.12  Counterparts................................................................................    66
Section 10.13  Recording of Indenture......................................................................    66
Section 10.14  Issuing Entity Obligation...................................................................    66
Section 10.15  No Petition.................................................................................    67
Section 10.16  Inspection..................................................................................    67

                                                 ARTICLE XI
                                     REMIC ELECTIONS AND ADMINISTRATION

Section 11.01  Indenture Trustee to Administer REMICS.......................................................   68
Section 11.02  Carryover Reserve Fund.......................................................................   70
Section 11.03  Prohibited Transactions and Activities.......................................................   71
Section 11.04  Indemnification with Respect to Certain Taxes and Loss of REMIC Status.......................   71
Section 11.05  REMIC Payment Rules..........................................................................   72
Section 11.06  Notification of a TMP Trigger Event..........................................................   78

                                               ARTICLE XII

REMIC TERMINATION REQUIREMENTS..............................................................................   79

                                    EXHIBITS

Exhibit A-1   --  Form of Class A Notes
Exhibit A-2   --  Form of Class M Notes
Exhibit A-3   --  Form of Class B Notes
Exhibit B     --  Mortgage Loan Schedule
Exhibit C     --  Form of Subsequent Transfer Agreement
Exhibit D     --  Form of Transferor Certificate for Private Certificates
Exhibit E     --  Form of Rule 144A Investment Letter
Exhibit F     --  Form of Investment Letter
Exhibit G     --  Form of Transferee Certificate
Appendix A    --  Definitions

            This Indenture, dated as of [DATE]ntered into between [ISSUING ENTITY], a Delaware statutory trust, as Issuing Entity (the "Issuing Entity"), and [INDENTURE TRUSTEE], a _________, as Indenture Trustee (the "Indenture Trustee").

                                WITNESSETH THAT:

            Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity's Asset-Backed Notes, Series [______] (the "Notes").

                                 GRANTING CLAUSE

            The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, all of the Issuing Entity's right, title and interest in and to whether now existing or hereafter created by (a) the Mortgage Loans, Replacement Mortgage Loans, and the proceeds thereto and all rights under the Related Documents; (b) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans excluding any investment income from such funds; (c) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (d) all funds on deposit from time to time in the Pre-Funding Account and in all proceeds thereof excluding any investment income from such funds; (e) any REO Property, (f) each Required Insurance Policy, and any amounts payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto); (g) all rights under (i) the Sale and Servicing Agreement as assigned to the Issuing Entity, with respect to the Initial and Subsequent Mortgage Loans, and the Subsequent Transfer Agreement, with respect to the Subsequent Mortgage Loans as assigned to the Issuing Entity, with respect to the Subsequent Mortgage Loans (ii) any subservicing agreements, (iii) any title, hazard and primary insurance policies with respect to the Mortgaged Properties; and (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

            The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

            The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

            The Indenture Trustee further agrees that upon a TMP Trigger Event, pursuant to this Indenture, it will make all necessary elections to create the Trust Estate as a one or more real estate mortgage investment conduits on the terms and conditions set forth under
Article XI herein.

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

      Section 1.02 Rules of Construction. Unless the context otherwise requires:

            (i) a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

            (iii) "or" is not exclusive;

            (iv) "including" means including without limitation;

            (v) words in the singular include the plural and words in the plural include the singular; and

            (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                           ORIGINAL ISSUANCE OF NOTES

      Section 2.01 Form. The Class A, Class M and Class B, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A-1, A-2 and A-3, as applicable, to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

      The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

      The terms of the Notes set forth in Exhibit A-1, A-2 and A-3 to this Indenture are part of the terms of this Indenture.

      Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

      Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      The Indenture Trustee shall upon Issuing Entity Request authenticate and deliver the Bonds for original issue in an aggregate initial Note Principal Balance of $_____________. Each Class of Bonds shall be issued in the following aggregate Note Principal Balances:

       CLASS         AGGREGATE INITIAL NOTE PRINCIPAL BALANCE
------------------   ----------------------------------------
1-A-1                              $___________
1-A-2                              $___________
2-A-1                              $___________
2-A-2                              $___________
3-A-1-A                            $___________
3-A-1-B                            $___________
3-A-2-A                            $___________
3-A-2-B                            $___________
4-A-1                              $___________
4-A-2                              $___________
4-A-1                              $___________
4-A-2                              $___________
1-IO                               $___________
2-IO                               $___________
3-IO                               $___________
4-IO                               $___________
5-IO                               $___________
M-1                                $___________
M-2                                $___________
B-1                                $___________
B-2                                $___________
B-3                                $___________
B-4                                $___________
B-5                                $___________
* Notional Balance

      Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Note Principal Balances of $_____ and in integral multiples of $_____ in excess thereof.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note or a facsimile thereof, a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                                  ARTICLE III

                                    COVENANTS

      Section 3.01 Collection of Payments with respect to the Mortgage Loans. The Indenture Trustee shall maintain the Payment Account established pursuant to
Section 3.05 of the Sale and Servicing Agreement in accordance with the requirements of such Section. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 herein, as provided in Section 3.05 of the Sale and Servicing Agreement from monies on deposit in the Payment Account.

      Section 3.02 Maintenance of Office or Agency. The Indenture Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in _________ where Notes may be surrendered for registration of transfer or exchange. The Indenture Trustee initially designates its offices at _________________________, as offices for such purposes. The Indenture Trustee will give prompt written notice to the Noteholders of any change in such location of any such office or agency.

      Section 3.03 Money for Payments To Be Held in Trust; Paying Agent. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuing Entity by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuing Entity except as provided in this Section 3.03. The Issuing Entity hereby appoints the Indenture Trustee as its Paying Agent.

      The Issuing Entity will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (ii) give the Indenture Trustee notice of any default by the Issuing Entity of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

            (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

            (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

            (vi) not commence a bankruptcy proceeding against the Issuing Entity in connection with this Indenture.

      The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity on Issuing Entity Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuing Entity cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuing Entity. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuing Entity, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

      Section 3.04 Existence. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

      Section 3.05 Protection of Trust Estate. (a) The Issuing Entity will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

            (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

            (iii) cause the Indenture Trustee or Master Servicer to enforce any of the rights to the Mortgage Loans; or

            (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

      (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.06 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to
Section 3.06(a) hereof, or if no Opinion of Counsel has yet been delivered pursuant to Section 3.06(b) hereof, unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions).

      The Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.05 upon the Issuing Entity's preparation thereof and delivery to the Indenture Trustee.

      Section 3.06 Opinions as to Trust Estate. (a) On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

      (b) On or before April 15 in each calendar year, beginning in ____, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

      Section 3.07 Performance of Obligations. (a) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

      (b) The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity.

      (c) The Issuing Entity will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans, or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Sale and Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans, may exercise the rights of the Issuing Entity to direct the actions of the Master Servicer pursuant to the Sale and Servicing Agreement.

      (d) The Issuing Entity may retain an administrator and may enter into contracts with other Persons for the performance of the Issuing Entity's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuing Entity.

      Section 3.08 Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

            (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

            (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

            (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

            (iv) waive or impair, or fail to assert rights under, the Mortgage Loans or impair or cause to be impaired the Issuing Entity's interest in the Initial Mortgage Loans, the Subsequent Mortgage Loans, the Sale and Servicing Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

      Section 3.09 Annual Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee, by March 1 of each year commencing with the calendar year 2006, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

            (i) a review of the activities of the Issuing Entity during the previous calendar year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

            (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

      Section 3.10 Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Initial Mortgage Loans and Subsequent Mortgage Loans, has the benefit of the representations and warranties made by the Seller in the Sale and Servicing Agreement and the Subsequent Transfer Agreement concerning the Seller the Initial Mortgage Loans and the Subsequent Mortgage Loans to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Sale and Servicing Agreement, the Indenture Trustee shall promptly notify the Seller of such finding and such party's obligation to cure such defect or repurchase or substitute for the related Initial Mortgage Loan or Subsequent Mortgage Loan.

      Section 3.11 Amendments to Sale and Servicing Agreement. The Issuing Entity covenants with the Indenture Trustee that it will not enter into any amendment or supplement to the Sale and Servicing Agreement without the prior written consent of the Indenture Trustee. Subsequent to a TMP Trigger Event, the Indenture Trustee shall not enter into any such amendment or supplement without receiving an opinion of counsel to the effect that such amendment or supplement will not cause the imposition of any tax on the Trust or the Noteholders or cause the any REMIC to fail to qualify as a REMIC at any time that any Notes are outstanding.

      Section 3.12 Master Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuing Entity and the Indenture Trustee hereby acknowledge that the Master Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account, as well as its bailee in holding any related document in the Mortgage File released to the Master Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans, will be deemed to have possession of such document, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer. The Indenture Trustee shall not be liable with respect to such documents, monies or items while in possession of the Master Servicer.

      Section 3.13 Investment Company Act. The Issuing Entity shall not become an "investment company" or be under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuing Entity shall be in compliance with this
Section 3.13 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

      Section 3.14 Issuing Entity May Consolidate, etc. (a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

            (i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes, and all other amounts payable to the Indenture Trustee, the payment to the Paying Agent of all amounts due to the Noteholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

            (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

            (iii) the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of the Offered Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

            (iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Offered Notes as indebtedness for federal income tax purposes and cause the Trust to be subject to an entity level tax for federal income tax purposes other than in the event of a TMP Trigger Event;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

            (vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable.

      (b) The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

            (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Offered Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Offered Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuing Entity, the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Offered Notes;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of the Offered Notes to be reduced, suspended or withdrawn;

            (iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Offered Notes as indebtedness for federal income tax purposes and cause the Trust to be subject to an entity level tax for federal income tax purposes other than in the event of a TMP Trigger Event;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

            (vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

      Section 3.15 Successor or Transferee. (a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.14(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

      (b) Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.14(b), the Issuing Entity will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

      Section 3.16 No Other Business. The Issuing Entity shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

      Section 3.17 No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

      Section 3.18 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

      Section 3.19 Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

      Section 3.20 Determination of Note Rate. On each Interest Determination Date on or after the Note Rate Change Date, the Indenture Trustee shall determine One-Year LIBOR and the related Note Rate for each Class of Notes, for the following Accrual Period and shall inform the Issuing Entity, the Master Servicer, and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing thereof. The establishment of One-Year LIBOR on each such Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to each Class of Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

      Section 3.21 Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any payment (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) payments and payments to the Owner Trustee, the Indenture Trustee, Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and (y) payments to the Master Servicer, and the Subservicers pursuant to the terms of the Servicing Agreement. The Issuing Entity will not, directly or indirectly, make payments to or payments from the Collection Account except in accordance with this Indenture and the Basic Documents.

      Section 3.22 Notice of Events of Default. The Issuing Entity shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

      Section 3.23 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

      Section 3.24 Certain Representations Regarding the Trust Estate.

      (a) With respect to that portion of the Collateral described in clauses
(a) through (g) of the definition of Trust Estate, the Issuing Entity represents to the Indenture Trustee that:

            (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

            (ii) In each case, within the meaning of the applicable UCC: (A) the Collateral described in clauses (a) through (c) constitutes "deposit accounts" or "instruments," as applicable; (B) the Collateral described in clause (d) constitutes "real property;"(C) the Collateral described in clause (e) constitutes "insurance;" and (D) the Collateral described in clauses (e), (f) and (g) constitute "general intangibles."

            (iii) The Issuing Entity owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

            (iv) The Issuing Entity has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collateral.

            (v) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

            (vi) The Collateral is not in the name of any Person other than the Issuing Entity or the Indenture Trustee. The Issuing Entity has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

      (b) With respect to any Collateral in which a security interest may be perfected by filing, the Issuing Entity has not authorized the filing of, and is not aware of any financing statements against, the Issuing Entity, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuing Entity is not aware of any judgment or tax lien filings against the Issuing Entity.

      (c) The Issuing Entity has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section
3.24 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

      (d) The foregoing representations may not be waived and shall survive the issuance of the Notes.

      Section 3.25 The Pre-Funding Account.

      (a) The Indenture Trustee shall establish and maintain, on behalf of the Noteholders, the Pre-Funding Account. On the Closing Date the Depositor shall remit the Original Pre-Funded Amount to the Indenture Trustee for deposit in the Pre-Funding Account.

      On each Subsequent Transfer Date, upon satisfaction of the conditions in
Section 2.01 of the Sale and Servicing Agreement, the Indenture Trustee shall withdraw from the Pre-Funding Account 100% of the aggregate of the Cut-off Date Principal Balances of the Subsequent Mortgage Loans sold to the Trust Fund on the Subsequent Transfer Date and pay that amount to the order of the Seller.

      On the Business Day before the Payment Date following the end of the Funding Period, the Indenture Trustee shall (i) withdraw the unused Pre-Funded Amount from the Pre-Funding Account, (ii) promptly deposit such amount in the Payment Account, and (iii) pay such amount to the Notes on the Payment Date pursuant to Section 4.02.

      The amount deposited in the Payment Account pursuant to the preceding paragraph shall be net of any investment earnings on the amounts on deposit in the Pre-Funding Account.

      (b) The Indenture Trustee shall invest funds in the Pre-Funding Account, as directed by the Seller, in Permitted Investments, which shall mature not later than the Business Day immediately preceding the first Payment Date that follows the date of such investment, and which shall not be sold or disposed of prior to its maturity. All Permitted Investments in the Pre-Funding Account shall be made in the name of the Indenture Trustee, for the benefit of the Seller. The amount of any losses incurred in the Pre-Funding Account in respect of any such investments shall be paid by the Seller to the Indenture Trustee for deposit into the Pre-Funding Account out of the Seller's own funds immediately as realized. The Indenture Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Pre-Funding Account and made in accordance with this Section.

      Section 3.26 [reserved].

      Section 3.27 Grant of the Subsequent Mortgage Loans. In consideration of the delivery on each Subsequent Transfer Date to or upon the order of the Issuing Entity of all or a portion of the amount on deposit in the Pre-Funding Account, the Depositor shall, to the extent of the availability thereof, on such Subsequent Transfer Date during the Funding Period, grant to the Indenture Trustee all of its rights, title and interest in the Subsequent Mortgage Loans and simultaneously with the grant of the Subsequent Mortgage Loans, the Depositor will cause the related Mortgage File to be delivered to the Indenture Trustee.

      Section 3.28 Allocation of Realized Losses. (a) Prior to each Payment Date, the Master Servicer shall determine the total amount of Realized Losses that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officer's Certificate delivered to the Indenture Trustee with the related Remittance Report.

      (b) On each Payment Date following the application of all amounts distributable on such date, to the extent the aggregate Stated Principal Balance of the Mortgage Loans is less than the aggregate Note Principal Balances of the Senior Notes and Subordinate Notes due to Realized Losses on the Mortgage Loans, the Indenture Trustee shall allocate Applied Realized Loss Amount and Realized Loss Excess Coverage Amounts, in the following order of priority:

            (i) in an amount equal to the Applied Realized Loss Amount, to the Class B-5 Notes, until the Note Principal Balance thereof is reduced to zero;

            (ii) in an amount equal to the Applied Realized Loss Amount, to the Class B-4 Notes, until the Note Principal Balance thereof is reduced to zero;

            (iii) in an amount equal to the Applied Realized Loss Amount, to the Class B-3 Notes, until the Note Principal Balance thereof is reduced to zero;

            (iv) in an amount equal to the Applied Realized Loss Amount, to the Class B-2 Notes, until the Note Principal Balance thereof is reduced to zero;

            (v) in an amount equal to the Applied Realized Loss Amount, to the Class B-1 Notes, until the Note Principal Balance thereof is reduced to zero;

            (vi) in an amount equal to the Applied Realized Loss Amount, to the Class M-2 Notes, until the Note Principal Balance thereof is reduced to zero;

            (vii) in an amount equal to the Realized Loss Excess Coverage Amount, to the related Class IO Notes, in reduction of the related Class Optimal Interest Distribution Amount for such Class;

            (viii) in an amount equal to the Realized Loss Excess Coverage Amount, to the non-related Class IO Notes, on a pro rata basis, in reduction of the related Class Optimal Interest Distribution Amount for such class(es);

            (ix) in an amount equal to the Applied Realized Loss Amount, to the Class M-1 Notes, until the Note Principal Balance thereof is reduced to zero;

            (x) in an amount equal to the Applied Realized Loss Amount, to the Senior Notes:

                  (A) the amount of any Realized Loss with respect to the Group 1 Mortgage Loans will be allocated to the Class 1-A-1 Notes and Class 1-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 1-A-1 Notes shall first be applied to the Class 1-A-2 Notes until the Note Principal Balance thereof is reduced to zero;

                  (B) the amount of any Realized Loss with respect to the Group 2 Mortgage Loans will be allocated to the Class 2-A-1 Notes and Class 2-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 2-A-1 Notes shall first be applied to the Class 2-A-2 Notes until the Note Principal Balance thereof is reduced to zero;

                  (C) the amount of any Realized Loss with respect to the Group 3 Mortgage Loans will be allocated in the following order (y) concurrently, (A) to the Class 3-A-1-B Notes, to the extent of a fraction of such loss equal to (a) the aggregate Note Principal Balance of the Class 3-A-1-A Notes and Class 3-A-1-B Notes divided by (b) the aggregate Note Principal Balance of all of the Class 3-A Notes and (B) to the Class 3-A-2-B Notes, to the extent of a fraction of such loss equal to (a) the aggregate Note Principal Balance of the Class 3-A-2-A Notes and Class 3-A-2-B Notes divided by (b) the aggregate Note Principal Balance of all of the Class 3-A Notes and (z) to the Class 3-A-1-A Notes and Class 3-A-2-A Notes, pro rata basis, in each case, until the Note Principal Balance thereof is reduced to zero;

                  (D) the amount of any Realized Loss with respect to the Group 4 Mortgage Loans will be allocated to the Class 4-A-1 Notes and Class 4-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 4-A-1 Notes shall first be applied to the Class 4-A-2 Notes until the Note Principal Balance thereof is reduced to zero; and

                  (E) the amount of any Realized Loss with respect to the Group 5 Mortgage Loans will be allocated to the Class 5-A-1 Notes and Class 5-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 5-A-1 Notes shall first be applied to the Class 5-A-2 Notes until the Note Principal Balance thereof is reduced to zero.

                                   ARTICLE IV

               THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

      Section 4.01 The Notes. Each Class of Book-Entry Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Book-Entry Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $______ and integral multiples of $_____ in excess thereof.

      The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuing Entity and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

      In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuing Entity may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

      The Notes shall, on original issue, be executed on behalf of the Issuing Entity by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuing Entity.

      Section 4.02 Priorities of Distribution.

      (a) (1) With respect to the Available Funds for Loan Group 1, on each Payment Date, the Indenture Trustee shall withdraw such Available Funds from the Payment Account and apply such funds to distributions on the specified Classes of Group 1 Senior Notes in the following order and priority and, in each case, to the extent of such funds remaining:

            (i) concurrently, to each interest-bearing Class of the Group 1 Senior Notes, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount for such Payment Date, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) to each Class of Group 1 Senior Notes, the related Principal Amount, up to the amount of the Senior Principal Distribution Amount for Loan Group 1 for such Payment Date will be distributed concurrently, to the Class 1-A-1 Notes and Class 1-A-2 Notes, pro rata, until their respective Note Principal Balances are reduced to zero.

      (2) With respect to the Available Funds for Loan Group 2, on each Payment Date, the Trustee shall withdraw such Available Funds from the Payment Account and apply such funds to distributions on the specified Classes of Group 2 Senior Notes in the following order and priority and, in each case, to the extent of such funds remaining:

            (i) concurrently, to each interest-bearing Class of Group 2 Senior Notes, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount for such Payment Date, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) to each Class of Group 2 Senior Notes, the related Principal Amount, up to the amount of the Senior Principal Distribution Amount for Loan Group 2 for such Payment Date will be distributed concurrently, to the Class 2-A-1 Notes and Class 2-A-2 Notes, pro rata, until their respective Note Principal Balances are reduced to zero.

      (3) With respect to the Available Funds for Loan Group 3, on each Payment Date, the Trustee shall withdraw such Available Funds from the Distribution Account and apply such funds to distributions on the specified Classes of Group 3 Senior Notes in the following order and priority and, in each case, to the extent of such funds remaining:

            (i) concurrently, to each interest-bearing Class of Group 3 Senior Notes, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount for such Payment Date, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) to each Class of Group 3 Senior Notes, the related Principal Amount, up to the amount of the Senior Principal Distribution Amount for Loan Group 3 for such Payment Date will be distributed concurrently, to the Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A and Class 3-A-2-B Notes, pro rata, until their respective Note Principal Balances are reduced to zero.

      (4) With respect to the Available Funds for Loan Group 4, on each Payment Date, the Trustee shall withdraw such Available Funds from the Distribution Account and apply such funds to distributions on the specified Classes of Group 4 Senior Notes in the following order and priority and, in each case, to the extent of such funds remaining:

            (i) concurrently, to each interest-bearing Class of Group 4 Senior Notes, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount for such Payment Date, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) to each Class of Group 4 Senior Notes, the related Principal Amount, up to the amount of the Senior Principal Distribution Amount for Loan Group 4 for such Payment Date will be distributed concurrently, to the Class 4-A-1 Notes and Class 4-A-2 Notes, pro rata, until their respective Note Principal Balances are reduced to zero.

      (5) With respect to the Available Funds for Loan Group 5, on each Payment Date, the Trustee shall withdraw such Available Funds from the Distribution Account and apply such funds to distributions on the specified Classes of Group 5 Senior Notes in the following order and priority and, in each case, to the extent of such funds remaining:

            (i) concurrently, to each interest-bearing Class of Group 5 Senior Notes, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount for such Payment Date, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) to each Class of Group 5 Senior Notes, the related Principal Amount, up to the amount of the Senior Principal Distribution Amount for Loan Group 5 for such Payment Date will be distributed concurrently, to the Class 5-A-1 Notes and Class 5-A-2 Notes, pro rata, until their respective Note Principal Balances are reduced to zero.

      (6) On each Payment Date, Available Funds from all Loan Groups remaining after making the distributions described in Section 4.02(a)(1) through Section 4.02(a)(5), shall be distributed to the Senior Notes to the extent provided in
Section 4.02(g).

      (7) On each Payment Date, Available Funds remaining after making the distributions described in Section 4.02(a)(1) through Section 4.02(a)(6) above, shall be distributed to the Notes the following order and priority and, in each case, to the extent of such funds remaining:

                  (A) from Available Funds from all Loan Groups, to the Class M-1 Notes, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Payment Date;

                  (B) from Available Funds from all Loan Groups, to the Class M-1 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Note Principal Balance thereof is reduced to zero; provided, however, that if the Senior Step Down Conditions are failed after the aggregate Note Principal Balance of the Senior Notes is reduces to zero, the Class M-1 Notes will receive an amount allocable to principal equal to the Pro Rata Share for all Classes of Subordinate Notes for such Payment Date until the Note Principal Balance thereof is reduced to zero;

                  (C) from Available Funds from the related Loan Group, to the Classes of Senior Notes relating to each Loan Group, on a pro rata basis, based on the amount of Unpaid Realized Loss Amount for such Classes, in an amount equal to the Unpaid Realized Loss Amount for each such Class;

                  (D) from remaining Available Funds from the related Loan Group, to the Classes of Senior Notes relating to each Loan Group, on a pro rata basis, based on the Note Principal Balances thereof, to the extent needed to pay any Net Rate Carryover Amount for each such Class; provided that any related Available Funds remaining after such allocation to pay Net Rate Carryover Amount based on the Note Principal Balances of these Notes will be distributed to each such Class of Notes with respect to which there remains any unpaid Net Rate Carryover Amount (after the distribution based on Note Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover Amount, to the extent needed to pay any remaining Net Rate Carryover Amount for each such Class;

                  (E) from remaining Available Funds from all of the Loan Groups, to the Class M-1 Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (F) from remaining Available Funds from all of the Loan Groups, to the Class M-1 Notes, in an amount equal to any Net Rate Carryover Amount for such Class;

                  (G) concurrently, to each Class of Class IO Notes, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount for such Payment Date, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall;

                  (H) from remaining Available Funds from all of the Loan Groups, to the Class M-2 Notes, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Payment Date;

                  (I) from remaining Available Funds from all of the Loan Groups, to the Class M-2 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Note Principal Balance thereof is reduced to zero;

                  (J) from remaining Available Funds from all of the Loan Groups, to the Class B-1 Notes, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Payment Date;

                  (K) from remaining Available Funds from all of the Loan Groups, to the Class B-1 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Note Principal Balance thereof is reduced to zero;

                  (L) from remaining Available Funds from all of the Loan Groups, to the Class B-2 Notes, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Payment Date;

                  (M) from remaining Available Funds from all of the Loan Groups, to the Class B-2 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Note Principal Balance thereof is reduced to zero;

                  (N) from remaining Available Funds from all of the Loan Groups, to the Class B-3 Notes, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Payment Date;

                  (O) from remaining Available Funds from all of the Loan Groups, to the Class B-3 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Note Principal Balance thereof is reduced to zero;

                  (P) from remaining Available Funds from all of the Loan Groups, to the Class B-4 Notes, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Payment Date;

                  (Q) from remaining Available Funds from all of the Loan Groups, to the Class B-4 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Note Principal Balance thereof is reduced to zero;

                  (R) from remaining Available Funds from all of the Loan Groups, to the Class B-5 Notes, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Payment Date;

                  (S) from remaining Available Funds from all of the Loan Groups, to the Class B-5 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Note Principal Balance thereof is reduced to zero;

                  (T) from Available Funds from all Loan Groups, to the Classes of Subordinate Notes (other than the Class IO Notes and Class M-1 Notes), on a pro rata basis, based on the amount of Unpaid Realized Loss Amount for such Classes, in an amount equal to the Unpaid Realized Loss Amount for each such Class;

                  (U) from remaining Available Funds from all Loan Groups, to the Classes of to the Classes of Subordinate Notes (other than the Class IO Notes and Class M-1 Notes), on a pro rata basis, based on the Note Principal Balances thereof, to the extent needed to pay any Net Rate Carryover Amount for each such Class; provided that any related Available Funds remaining after such allocation to pay Net Rate Carryover Amount based on the Note Principal Balances of these Notes will be distributed to each such Class of Notes with respect to which there remains any unpaid Net Rate Carryover Amount (after the distribution based on Note Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, to the extent needed to pay any remaining Net Rate Carryover Amount for each such Class; and

                  (V) any remaining amounts to the Certificate Paying Agent, as designee of the Issuing Entity, for the benefit of the Holders of the Trust Certificates.

      (b) [Reserved]

      (c) [Reserved]

      (d) On each Payment Date, Net Interest Shortfalls for a Loan Group on any Payment Date will be allocated in the following order: (1) to the Owner Trust Certificates, in reduction of any amounts otherwise distributable to the Owner Trust Certificates pursuant to Section 4.02(a)(7)(V), (2) to the Class B-5, Class B-4, Class B-3, Class B-2, Class B-1 and Class M-2 Notes, in that order, in reduction of the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Notes for such Payment Date, (3) to the related Class IO Notes, in reduction of the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Notes for such Payment Date, (4) to the non-related Classes of Class IO Notes, in reduction of the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Notes for such Payment Date, (5) to the Class M-1 Notes, in reduction of the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Notes for such Payment Date and (6) to the classes of related Senior Notes, on a pro rata basis, in reduction of the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Notes for such Payment Date.

      [The amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Notes for such Payment Date shall be reduced for each Class of Senior Notes of a Senior Note Group and each Class of Subordinated Notes by (i) the related Class' pro rata share of Net Interest Shortfalls for such Loan Group based (x) with respect to a Class of Senior Notes, on the related Class Optimal Interest Distribution Amount for such Payment Date, and (y) with respect to a Class of Subordinated Notes on and prior to the

SeniorTermination Date, on the Assumed Interest Amount or after such Senior Termination Date, on the related Class Optimal Interest Distribution Amount for such Payment Date, without taking into account such Net Interest Shortfalls.]

      (e) Notwithstanding the priority and allocation contained in Section 4.02(a)(7), if with respect to any Class of Subordinated Notes on any Payment Date (other than the Class of Subordinated Notes then outstanding with the highest priority of distribution) the sum of the related Class Subordination Percentages of such Class and of all Classes of Subordinated Notes which have a higher numerical Class designation than such Class (the "Applicable Credit Support Percentage") is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the "Restricted Classes") and the amount of such Principal Prepayments otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinated Notes having lower numerical Class designations than such Class, pro rata, based on their respective Note Principal Balances immediately prior to such Payment Date and shall be distributed in the sequential order provided in Section 4.02(a)(7).

      (f) If Subsequent Recoveries have been received with respect to a Liquidated Mortgage Loan, the amount of such Subsequent Recoveries will be applied sequentially, in the order of payment priority to increase the Note Principal Balance of each Class of Notes to which Realized Losses have been allocated, but in each case by not more than the amount of Realized Losses previously allocated to that Class of Notes pursuant to Section 3.28. Holders of such Notes will not be entitled to any payment in respect of the Class Optimal Interest Distribution Amount on the amount of such increases for any Interest Accrual Period preceding the Payment Date on which such increase occurs. Any such increases shall be applied pro rata to the Note Principal Balance of each Note of such Class.

      (g) On each Payment Date prior to the earlier of the Senior Credit Support Depletion Date and the Senior Termination Date, but after a Senior Termination Date, the Trustee shall distribute the principal portion of Available Funds on the Mortgage Loans relating to the Senior Notes that will have been paid in full to the holders of the Senior Notes of the other Senior Note Groups, pro rata, based on Note Principal Balance Balances, provided, however, that the Indenture Trustee shall not make such distribution on such Payment Date if (a) the Aggregate Subordinated Percentage for such Payment Date is greater than or equal to 200% of such Aggregate Subordinated Percentage as of the Closing Date and (b) the average aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinated Certificates, is less than 50%.

      If on any Payment Date the Note Principal Balance of Senior Notes in a Senior Note Group immediately prior to each Payment Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (the "Undercollateralized Group"), then the Indenture Trustee shall apply the Available Funds of the other Loan Group(s) that are not undercollateralized (each, an "Overcollateralized Group"), as follows:

      (1) to add to the Available Funds of the Undercollateralized Groups an amount equal to the lesser of (a) one month's interest on the Transfer Payment Received of the

Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate applicable to the Undercollateralized Group and (b) Available Funds of the Overcollateralized Group(s) remaining after making distributions to the Certificates of the Overcollateralized Group(s) on such Payment Date pursuant to
Section 4.02; and

      (2) to the Senior Notes of the Undercollateralized Groups, to the extent of the principal portion of Available Funds of the Overcollateralized Groups remaining after making distributions to the Senior Notes of the Overcollateralized Groups on such Payment Date pursuant to Section 4.02, until the Note Principal Balance of the Senior Notes of such Undercollateralized Groups equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group.

      If more than one Overcollateralized Group exists on any Payment Date, reductions in the Available Funds of such groups to make the payments required to be made pursuant to this Section 4.02(g) on such Payment Date shall be made pro rata, based on the amount of remaining Available Funds for each such Overcollateralized Group. If more than one Undercollateralized Group exists on any Payment Date, the payments required to be made pursuant to this Section 4.02(g) on such Payment Date shall be made pro rata, based on the amount of payments required to be made to the Undercollateralized Groups.

      The payment received by the Undercollateralized Group (including the interest thereon as provided in (1) above) is referred to as a "Transfer Payment Received." The payment made by the Overcollateralized Group (including the interest thereon as provided in (1) above) is referred to as a "Transfer Payment Made."

      Section 4.03 Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuing Entity shall cause to be kept at the Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

      Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuing Entity shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests.

      Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

      No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

      The Issuing Entity hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

      Section 4.04 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuing Entity and the Indenture Trustee harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Indenture Trustee in connection therewith.

      Upon the issuance of any replacement Note under this Section 4.04, the Issuing Entity may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

      Every replacement Note issued pursuant to this Section 4.04 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

      The provisions of this Section 4.04 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      Section 4.05 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee, the Paying Agent and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee, the Paying Agent nor any agent of the Issuing Entity or the Indenture Trustee shall be affected by notice to the contrary.

      Section 4.06 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.06, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Request that they be destroyed or returned to it; provided, however, that such Issuing Entity Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

      Section 4.07 Book-Entry Notes. The Offered Notes, upon original issuance, will be issued in the form of typewritten Notes to be delivered to the Indenture Trustee as Custodian for the Depository. The Offered Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section
4.09. With respect to such Notes, unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to
Section 4.09:

            (i) the provisions of this Section 4.07 shall be in full force and effect;

            (ii) the Note Registrar, the Paying Agent and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

            (iii) to the extent that the provisions of this Section 4.07 conflict with any other provisions of this Indenture, the provisions of this Section 4.07 shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.09, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

      Section 4.08 Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to
Section 4.09, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

      Section 4.09 Definitive Notes. If (i) the Depository notifies the Issuing Entity that it is no longer willing or able to properly discharge its responsibilities with respect to the Offered Notes or (ii) after the occurrence of an Event of Default, Beneficial Owners of Offered Notes representing beneficial interests aggregating at least a majority of the Note Principal Balances of the Offered Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of any such Note representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuing Entity shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

      Section 4.10 Tax Treatment. The Issuing Entity has entered into this Indenture, and the Offered Notes and the Class M-2 and Class B Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Offered Notes and the Class M-2 and Class B Notes will qualify as indebtedness. The Issuing Entity and the Indenture Trustee (in accordance with Section 6.07 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry
Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness. Subsequent to a TMP Trigger Event, it is the intention that three REMIC Elections will be made with respect to certain assets of the Trust Estate pursuant to Article XI herein.

      Section 4.11 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.15, 3.17 and 3.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section
6.08 and the obligations of the Indenture Trustee under Section 4.12) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver the Collateral to or upon the order of the Issuing Entity, when

            (A) either

            (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.02 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

            (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                  a.    have become due and payable,

                  b. will become due and payable at the Last Scheduled Payment Date within one year, or

                  c. have been called for early redemption and the Trust has been terminated pursuant to Section 8.07 hereof,

and the Issuing Entity, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding and all amounts owing under the Swap Agreement not theretofore delivered to the Indenture Trustee for cancellation when due on the Last Scheduled Payment Date or other final Payment Date and has delivered to the Indenture Trustee a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Indenture Trustee are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of c. above, the Issuing Entity shall have complied with all requirements of Section 9.07 hereof,

            (B) the Issuing Entity has paid or caused to be paid all other sums payable hereunder; and

            (C) the Issuing Entity has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an "in-substance defeasance" within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuing Entity will be the owner of the assets deposited in trust for federal income tax purposes.

            (D) Subsequent to a TMP Trigger Event, the additional termination requirements as specified in Article XII shall be complied with.

      Section 4.12 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.11 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Issuing Entity, Certificate Paying Agent as designee of the Issuing Entity, as the Indenture Trustee may determine, to the Holders of Notes, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

      Section 4.13 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.05 of the Servicing Agreement and thereupon such Person shall be released from all further liability with respect to such monies.

      Section 4.14 Temporary Notes. Pending the preparation of any Definitive Notes, the Issuing Entity may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

      If temporary Notes are issued, the Issuing Entity will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office of the Indenture Trustee in care of DTC Transfer Services, located at 55 Water Street, Jeanette Park Entrance, New York, New York 10041, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

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

      Section 4.15 Representation Regarding ERISA. By acquiring an Offered Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. Section 2510.3-101, and agrees to so treat the Offered Notes. Alternatively, regardless of the rating of the Offered Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture or Servicing Agreement.

      Section 4.16 Private Notes.

      No Transfer of a Private Note shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such state securities laws, the Noteholder desiring to effect such Transfer and such Noteholder's prospective transferee shall each certify to the Indenture Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit D (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit F (the "Investment Letter") or Exhibit E (the "Rule 144A Letter") or (ii) there shall be delivered to the Indenture Trustee at the expense of the Noteholder desiring to effect such transfer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Note and any prospective transferee designated by any such Holder, information regarding the related Notes and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Note without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Indenture Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Notes, the Mortgage Loans and other matters regarding the Issuing Entity as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Note desiring to effect such Transfer shall, and does hereby agree to, indemnify the Indenture Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Private Notes to the Depositor or the Seller.

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

      So long as a TMP Trigger Event has not occurred, no person shall become a Noteholder of a Private Note, so long as any such Notes are Outstanding, until it shall establish its status as a real estate investment trust ("REIT") or as a "qualified REIT subsidiary" ("QRS") within the meaning of Section 856(a) or
Section 856(i) of the Code, respectively, by submitting to the Indenture Trustee and the Owner Trustee, the Transferee Certificate set forth in Exhibit G hereto.

      So long as a TMP Trigger Event has not occurred, no offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Private Note shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Private Notes to the Depositor or the Seller.

                                   ARTICLE V

                              DEFAULT AND REMEDIES

      Section 5.01 Events of Default. The Issuing Entity shall deliver to the Indenture Trustee, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) or (iv) of the definition of "Event of Default", its status and what action the Issuing Entity is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

      Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Holders of Offered Notes representing not less than a majority of the aggregate Note Principal Balance of the Offered Notes may declare the Notes Offered Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if such notice is given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes Offered Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

      At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, Holders of the Notes Offered Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes Offered Notes, by written notice to the Issuing Entity and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if

            (i) the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (A) all payments of principal of and interest on the Notes
            Offered Notes and all other amounts that would then be due hereunder or upon the Offered Notes if the Event of Default giving rise to such acceleration had not occurred; and

                  (B) all sums paid or advanced by the Indenture Trustee
            hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel;

            (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

      Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

      (a) The Issuing Entity covenants that if (i) default is made in the payment of any interest on any Offered Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Offered Note when the same becomes due and payable, the Issuing Entity shall, upon demand of the Indenture Trustee, at the direction of the Holders of a majority of the aggregate Note Principal Balances of the Offered Notes, pay to the Indenture Trustee, for the benefit of the Holders of Offered Notes, the whole amount then due and payable on the Offered Notes for principal and interest, with interest at the applicable Note Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

      (b) In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 11.16 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Offered Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor the Offered Notes, wherever situated, the monies adjudged or decreed to be payable.

      (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 11.16 hereof may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders (, by such appropriate Proceedings, as directed in writing by Holders of a majority of the aggregate Note Principal Balances of the Offered Notes, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

      (d) In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Offered Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Offered Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, as directed in writing by Holders of a majority of the aggregate Note Principal Balances of the Offered Notes, irrespective of whether the principal of any Offered Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Offered Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

            (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

            (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

            (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

      (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

      (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

      (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

      Section 5.04 Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee subject to the provisions of Section 11.16 hereof may, and shall, at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Offered Notes, do one or more of the following (subject to Section 5.05 hereof):

            (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

            (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

            (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

            (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Note Principal Balance of the Offered Notes, (B) the proceeds of such sale or liquidation distributable to the Holders of the Offered Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and amounts due and unpaid under the Swap Agreement or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Offered Notes as they would have become due if the Offered Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the aggregate Note Principal Balance of the Offered Notes. In determining such sufficiency or insufficiency with respect to clause
(B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Default under the Servicing Agreement has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Master Servicer as provided in the Servicing Agreement.

      (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

            FIRST: to the Indenture Trustee for amounts due under Section 6.07 hereof or the Sale and Servicing Agreement and to the Master Servicer for amounts due under the Sale and Servicing Agreement;

            SECOND: to the Noteholders for amounts due and unpaid on the Notes with respect to interest and principal, first, to the Class 1-A, Class 2-A, Class 3-A, Class 4-A and Class 5-A Noteholders on a pro rata basis, and second, to the Class M-1 Noteholders, according to the amounts due and payable on the Notes for interest and principal;

            THIRD: first, to the Class 1-A, Class 2-A, Class 3-A, Class 4-A and Class 5-A Noteholders on a pro rata basis, and second, to the Class M-1 Noteholders, , the amount of any related Unpaid Realized Loss Amounts and any related Net Rate Carryover Amounts not previously paid;

            FOURTH: to the Noteholders for amounts due and unpaid on the Notes with respect to interest and, if applicable, principal, first, to the Class IO Noteholders on a pro rata basis, second, to the Class M-2 Noteholders, third, to the Class B-1 Noteholders, fourth, to the Class B-2 Noteholders, ffith, to the Class B-3 Noteholders, sixth, to the Class B-4 Noteholders, and seventh, to the Class B-5 Noteholders, according to the amounts due and payable on the Notes for interest and principal;

            FFITH: first, to the Class IO Noteholders on a pro rata basis, second, to the Class M-2 Noteholders, third, to the Class B-1 Noteholders, fourth, to the Class B-2 Noteholders, ffith, to the Class B-3 Noteholders, sixth, to the Class B-4 Noteholders, and seventh, to the Class B-5 Noteholders, the amount of any related Unpaid Realized Loss Amounts and any related Net Rate Carryover Amounts not previously paid; and

            SIXTH: to the payment of the remainder, if any to the holder of the Owner Trust Certificates on behalf of the Issuing Entity or to any other person legally entitled thereto.

      The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

      Section 5.05 Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Offered Notes and other obligations of the Issuing Entity and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

      Section 5.06 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 11.16 hereof

            (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

            (ii) the Holders of not less than 25% of the aggregate Note Principal Balances of the Offered Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

            (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

            (iv) the Indenture Trustee for 60 days after its receipt of such notice of request and offer of indemnity has failed to institute such Proceedings; and

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Offered Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

      Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Principal Balances of the Offered Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

      Section 5.07 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

      Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

      Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

      Section 5.11 Control By Noteholders. The Holders of a majority of the aggregate Note Principal Balances of Offered Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Offered Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (i) such direction shall not be in conflict with any rule of law or with this Indenture;

            (ii) any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Note Principal Balances of the Offered Notes; and

            (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing a majority of the Note Principal Balances of the Offered Notes.

Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability.

      Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Offered Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Offered Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

      Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

      Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder's or Beneficial Owner's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Offered Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

      Section 5.14 Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 5.15 Sale of Trust Estate. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to
Section 5.04 hereof is expressly subject to the provisions of Section 5.05 hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

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

      (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

            (1) the Holders of all Notes consent to or direct the Indenture Trustee to make, such Sale, or

            (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

            (3) the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof, the cost for which the Indenture Trustee shall be entitled to be reimbursed pursuant to Section
      6.07 hereof), the Holders of Notes representing at least 100% of the Note Principal Balances of the Offered Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

      (c) Unless the Holders representing at least 66-2/3% of the Note Principal Balances of the Offered Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, as trustee for the benefit of the Holders of the Offered Notes, shall bid an amount at least $1.00 more than the highest other bid.

      (d) In connection with a Sale of all or any portion of the Trust Estate,

            (1) any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon payment of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

            (2) the Indenture Trustee, may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

            (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuing Entity and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

            (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuing Entity to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

            (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

      Section 5.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

      Section 5.17 Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so, the Issuing Entity in its capacity as holder of the Mortgage Loans, shall take all such lawful action as the Indenture Trustee may request to cause the Issuing Entity to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuing Entity under or in connection with the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Sale and the Servicing Agreement.

      (b) The Indenture Trustee, as pledgee of the Mortgage Loans, may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Note Principal Balances of the Offered Notes, shall exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the

Seller or the Master Servicer under or in connection with the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Servicing Agreement, as the case may be, and any right of the Issuing Entity to take such action shall not be suspended.

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

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

      Section 6.01 Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture and the other Basic Documents against the Indenture Trustee; and

            (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

            (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders or from the Issuing Entity, which they are entitled to give under the Basic Documents.

      (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuing Entity.

      (e) Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture, the Servicing Agreement or the Trust Agreement.

      (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

      (h) The Indenture Trustee shall act in accordance with Sections 6.03 and
6.04 of the Servicing Agreement and shall act as successor to the Master Servicer or appoint a successor Master Servicer in accordance with Section 6.02 of the Servicing Agreement.

      Section 6.02 Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

      (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

      (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

      (e) The Indenture Trustee may consult with counsel, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

      (f) For the limited purpose of effecting any action to be undertaken by the Indenture Trustee, but not specifically as a duty of the Indenture Trustee in the Indenture, the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

      (g) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted

Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee (i) as part of the Indenture Trustee Fee or
(ii) pursuant to Sections 3.05(d), 5.04(b) or 6.07 hereunder.

      Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee.. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

      Section 6.04 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, other Basic Documents or the Notes, it shall not be accountable for the Issuing Entity's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

      Section 6.05 Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder notice of the Event of Default after it is actually known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Offered Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

      Section 6.06 Reports by Indenture Trustee to Holders and Tax Administration. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

      Prior to a TMP Trigger Event the Indenture Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all tax returns (if any) and information reports, tax elections and such annual or other reports of the Issuing Entity as are necessary for preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including without limitation Form 1099 and shall file such information returns with the Internal Revenue Service with respect to payments or accruals of interest on the Notes as are required to be filed under the Code or applicable Treasury Regulations. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement. Subsequent to a TMP Trigger Event, the Indenture Trustee shall perform the obligations under Article XI.

      Section 6.07 Compensation. The Indenture Trustee shall (a) concurrently and in accordance with Section 3.08 of the Sale and Servicing Agreement (i) on each Payment Date, withdraw the Indenture Trustee Fee from the Payment Account for such Payment Date and (ii) on each anniversary of the first Payment Date, commencing in ____________, withdraw the Owner Trustee Fee from the Payment Account and distribute such fee to the Owner Trustee and (b) distribute all remaining amounts on deposit in the Payment Account to the Noteholders in respect of the Notes and to such other persons in the order of priority set forth in Section 4.02 hereof. In addition, the Indenture Trustee will each be entitled to recover from the Payment Account pursuant to Section 3.08(a) of the Sale and Servicing Agreement all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee in connection with any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its willful misfeasance, bad faith or negligence or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in the administration of this Indenture (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Basic Documents or (b) the Notes, other than any loss, liability or expense incurred by reason of its negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein. Such indemnity shall survive the termination of this Indenture or the resignation or removal of the Indenture Trustee hereunder.

      The Issuing Entity's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

      Section 6.08 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuing Entity. Holders of a majority of Note Principal Balances of the Offered Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuing Entity shall, remove the Indenture Trustee if:

      (i)   the Indenture Trustee fails to comply with Section 6.11 hereof;

      (ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

      (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

      (iv)  the Indenture Trustee otherwise becomes incapable of acting.

      If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall, promptly appoint a successor Indenture Trustee.

      A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuing Entity. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

      If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the Holders of a majority of Note Principal Balances of the Offered Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

      Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuing Entity's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

      Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Rating Agencies with prior written notice of any such transaction.

      If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

      Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.

      (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

      (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 6.11 Representations and Warranties. The Indenture Trustee hereby represents that:

            (i) The Indenture Trustee is duly organized and validly existing as an banking corporation in good standing under the laws of the New York with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

            (ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

            (iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

            (iv) To the Indenture Trustee's knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

      Section 6.12 Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

      (a) to accept the pledge of the Mortgage Loans and hold the assets of the Trust Estate in trust for the Noteholders;

      (b) to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1 through A-3 to this Indenture in accordance with the terms of this Indenture; and

      (c) to take all other actions as shall be required to be taken by the terms of this Indenture and the Sale and Servicing Agreement.

      Section 6.13 The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its indemnity, rights and protections shall inure also to the Paying Agent and Note Registrar.

      Section 6.14 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody's and BBB or better by Standard & Poor's. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      Section 6.15 Preferential Collection of Claims Against Issuing Entity. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

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

                                  ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

      Section 7.01 Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

      Section 7.02 Preservation of Information; Communications to Noteholders.
(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

      (b) Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

      Section 7.03 [Reserved].

      Section 7.04 [Reserved].

      Section 7.05 Monthly Statements to Noteholders. (a) Not later than each Payment Date, the Indenture Trustee shall prepare and cause to be forwarded by first class mail to each Holder of Notes, the Master Servicer and the Depositor a statement setting forth for the Notes:

            (i) the amount of the related payment to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

            (ii) the amount of such payment to Holders of each Class allocable to interest;

            (iii) the Note Rate on each Class of Notes for that Payment Date;

            (iv) [reserved];

            (v) the Note Principal Balance of each Class after giving effect (i) to all payments allocable to principal on such Payment Date and (ii) the allocation of any Applied Realized Loss Amounts or Realized Loss Excess Coverage Amounts for such Payment Date;

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            (vi) the aggregate of the Stated Principal Balance of the Mortgage
      Loans;

            (vii) the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

            (viii) the Net Rate Carryover Amount paid on any Class of Notes on such Payment Date and any Net Rate Carryover Amounts remaining unpaid on any Class of Notes on such Payment Date;

            (ix) the amount of Advances for each Loan Group included in the payment on such Payment Date;

            (x) the amount of Applied Realized Loss Amounts or Realized Loss Excess Coverage Amounts applied to the Notes for such Payment Date and in the aggregate;

            (xi) the cumulative amount of Applied Realized Loss Amounts or Realized Loss Excess Coverage Amounts applied to the Notes to date;

            (xii) the number and aggregate principal amounts of Mortgage Loans:
      (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, and (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date;

            (xiii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan and the date of acquisition thereof;

            (xiv) the aggregate Stated Principal Balances of any Mortgage Loans converted to REO Properties as of the close of business on the Determination Date preceding such Payment Date;

            (xv) the aggregate Stated Principal Balances of all Liquidated
      Loans;

            (xvi) with respect to any Liquidated Loan, the loan number and Stated Principal Balance relating thereto;

            (xvii) [reserved];

            (xviii) all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls for such Payment Date;

            (xix) [reserved];

            (xx) the amount remaining in the Pre-Funding Account as of such Payment Date;

            (xxi) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay principal and interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, as amended, or the California Military and Veterans Code, as amended; and the amount of interest and principal not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions;

            (xxii) the number and the principal balance of Mortgage Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xxiii) the aggregate amount of all Advances recovered during the related Due Period

            (xxiv) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

            (xxv) In addition, describe any material changes to methodology regarding calculations of delinquencies and charge-offs.

            (xxvi) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

            (xxvii) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.

            (xxviii) Material breaches of pool asset representations or warranties or transaction covenants.

            (xxix) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.

            (xxx) Information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable. Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.


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      (b) The Indenture Trustee's responsibility for disbursing the above information to the Noteholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Indenture Trustee will send a copy of each statement provided pursuant to this Section
4.05 to each Rating Agency. The Indenture Trustee may make the above information available to Noteholders via the Indenture Trustee's website at http://www. bnyinvestorreporting.com.

      (c) Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Noteholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vi) of this Section
4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Noteholder. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

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                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

      Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

      Section 8.02 [Reserved].

      Section 8.03 Officer's Certificate. The Indenture Trustee shall receive at least seven Business Days' notice when requested by the Issuing Entity to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

      Section 8.04 Termination Upon Distribution to Noteholders. Prior to a TMP Trigger Event this Indenture and the respective obligations and responsibilities of the Issuing Entity and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Subsequent to a TMP Trigger Event, the Indenture Trustee shall comply with Article XII.

      Section 8.05 Release of Trust Estate. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repurchase by the Master Servicer of a Mortgage Loan pursuant to Section 2.03 of the Sale and Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

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      (b) The Indenture Trustee shall, at such time as (i) there are no Notes
Outstanding and (ii) all sums due to the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

      (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuing Entity accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied.

      Section 8.06 Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

      Section 8.07 Optional Redemption of the Notes. (a) The Majority Holder of the Trust Certificates shall have the option to redeem the Notes in whole, but not in part, on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of Cut-off Date, plus the Original Pre-Funded Amount. The aggregate redemption price for the Notes will be equal to the unpaid Note Principal Balance of the Notes as of the Payment Date on which the proposed redemption will take place in accordance with the foregoing, together with accrued and unpaid interest thereon at the applicable Note Rate through such Payment Date (including any related Interest Carry-Forward Amount), plus an amount sufficient to pay in full all amounts owing to the Indenture Trustee under this Indenture (which amounts shall be specified in writing upon request of the Issuing Entity by the Indenture Trustee).

      (b) In order to exercise the foregoing option, the Majority Holder of the Owner Trust Certificates shall provide written notice of its exercise of such option to the Indenture Trustee and the Owner Trustee at least 15 days prior to its exercise. Following receipt of the notice, the Indenture Trustee shall provide notice to the Noteholders of the final payment on the Notes. In addition, the Master Servicer shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the aggregate redemption price specified in (a) above with the Indenture Trustee, who shall deposit the aggregate redemption price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section
4.02 hereof and payment in full to the Indenture Trustee, and this Indenture shall be discharged subject to the provisions of Section 4.12 hereof. If for any reason the amount deposited by the Issuing Entity is not sufficient to make such redemption or such redemption cannot be completed for any reason, the amount so deposited by the Master Servicer with the Indenture Trustee shall be promptly returned to the Master Servicer in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate. Subsequent to a TMP Trigger Event and any REMIC Elections made pursuant to Article XI hereunder, the Additional Termination Requirements in Article XII shall apply.

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                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

      Section 9.01 Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

            (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

            (iii) to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuing Entity;

            (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

            (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes;

            (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

            (viii) subsequent to a TMP Trigger Event, to correct or add any provisions to this Indenture to comply with the REMIC Provisions or to prevent the imposition of any tax on any REMIC created hereunder;

      and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuing Entity to be subject to an entity level tax or cause any Class of Offered Notes currently outstanding to cease to be qualified as indebtedness.

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

      The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

      (b) The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, may, also without the consent of any of the Holders of the Notes and prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, and shall not (ii) adversely affect in any material respect the interests of any Noteholder (without that Noteholder's consent) and cause the Issuing Entity to be subject to an entity level tax for federal income tax purposes.

      Section 9.02 Supplemental Indentures With Consent of Noteholders. The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, also may, with prior notice to the Rating Agencies and, with the consent of the Holders of not less than a majority of the Note Principal Balance of each Class of Offered Notes affected thereby, by Act (as defined in Section
10.03 hereof) of such Holders delivered to the Issuing Entity and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

            (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

            (ii) reduce the percentage of the Note Principal Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

            (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

            (iv) reduce the percentage of the Note Principal Balances of the Notes required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

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

            (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

            (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

            (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

      and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuing Entity to be subject to an entity level tax.

      Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee.

      It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

      Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected

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

thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      Section 9.05 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

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                                   ARTICLE X

                                  MISCELLANEOUS

      Section 10.01 Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

            (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

            (5) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent".

      (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

            (ii) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the

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

      matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Offered Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Note Principal Balances of the Offered Notes.

            (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

            (iv) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Offered Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Note Principal Balances of the Offered Notes.

      Section 10.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuing

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Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

      Section 10.03 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 10.03 hereof.

      (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

      (c) The ownership of Notes shall be proved by the Note Registrar.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

      Section 10.04 Notices etc., to Indenture Trustee Issuing Entity and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

            (i) the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity; or

            (ii) the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: _____________________________, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

      Notices required to be given to the Rating Agencies by the Issuing Entity, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, to (i) in the case of [RATING AGENCY], at the following address: _______________ and (ii) in the case of [RATING AGENCY, at the following address: ___________________; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

      Section 10.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

      Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

      Section 10.06 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 10.07 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

      Section 10.08 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 10.09 [Reserved].

      Section 10.10 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

      Section 10.11 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 10.12 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 10.13 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

      Section 10.14 Issuing Entity Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or

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

beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

      Section 10.15 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

      Section 10.16 Inspection. The Issuing Entity agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuing Entity's normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity's affairs, finances and accounts with the Issuing Entity's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

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

                                   ARTICLE XI

                       REMIC ELECTIONS AND ADMINISTRATION

            Section 11.01 Indenture Trustee to Administer REMICs.

      (a) This Article XI shall only apply subsequent to a TMP Trigger Event.

      (b) Prior to any REMIC Elections being made with respect to the Trust, the Master Servicer shall dispose of any REO Property in a manner that maximizes the Liquidation Proceeds. In no event shall any REO Property be included as an asset of any REMIC.

      (c) Subsequent to a TMP Trigger Event, the Indenture Trustee shall make or cause to be made two REMIC Elections, such REMICs to be designated as REMIC I and REMIC II as set forth in this Indenture and the Appendix on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the TMP Trigger Event occurs. The regular interests and residual interest in each REMIC shall be as designated in
Section 11.04.

      (d) The Indenture Trustee shall designate the REMIC Closing Date as the "Startup Day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

      (e) With respect to any Mortgage Loans that are 60 or more days Delinquent as of the "Startup Day", the following restrictions on foreclosure shall apply:
In connection with the servicing of any Mortgage Loan, the Master Servicer shall not acquire any Mortgaged Property on behalf of any REMIC created hereunder in connection with a default or imminent default on a Foreclosure Restricted Loan, if acquiring title to the Mortgaged Property underlying the loan would cause the adjusted basis, for federal income tax purposes, of these Mortgaged Properties owned by the related REMIC after foreclosure, along with any other assets owned by the related REMIC other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code, to exceed 0.75% of the adjusted basis of the assets of the related REMIC. If the adjusted basis of such Mortgaged Properties in foreclosure, along with any other assets owned by the related REMIC, other than "qualified mortgages" and "permitted investments" with the meaning of Section 860G of the Code, exceed 1.0% of the adjusted basis of the assets of the related REMIC immediately after the distribution of principal and interest on any Distribution Date, the Master Servicer will dispose of enough of such Mortgaged Properties in foreclosure, for cash or otherwise, so that the adjusted basis of such Mortgaged Properties in foreclosure, along with any other assets owned by the related REMIC, other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code, will be less than 1.0% of the adjusted basis of the assets of the related REMIC.

      (f) The Master Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including, but not limited to, any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are

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

attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder. The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

      (g) The Indenture Trustee shall prepare or cause to be prepared, sign and file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Indenture Trustee.

      (h) The Holder of the Owner Trust Certificates holding the largest Percentage Interest shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each of REMIC I and REMIC
II. The Indenture Trustee is irrevocably designated as and shall act as attorney-in-fact and agent for each Tax Matters Person for each REMIC. The Indenture Trustee, as agent for the Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Indenture Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of an Class R Certificate to any disqualified person or organization and (ii) to the Noteholders such information or reports as are required by the Code or REMIC Provisions.

      (i) The Indenture Trustee, the Master Servicer, and the Holders of Notes shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Indenture Trustee, the Master Servicer, nor the Holder of any Owner Trust Certificate shall take any action or cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Indenture Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of the Owner Trust Certificates will consult with the Indenture Trustee and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Indenture Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

      (j) The Holder of the Owner Trust Certificates shall pay when due its pro rata share of any and all taxes imposed on any REMIC by federal or state governmental authorities. To the

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

extent that such REMIC taxes are not paid by the holder of the Owner Trust Certificates, the Indenture Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise payable to the Holder of the Owner Trust Certificates or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to Holders of the REMIC Regular Interests or the Notes, as the case may be.

      (k) The Indenture Trustee, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC on a calendar year and on an accrual basis.

      (l) No additional contributions of assets shall be made to any REMIC, except as expressly provided in the Sale and Servicing Agreement with respect to Replacement Mortgage Loans.

      (m) Neither the Indenture Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

      (n) On or before April 15th of each calendar year beginning in the year after any REMIC Elections are made, the Master Servicer shall deliver to the Indenture Trustee and each Rating Agency an Officer's Certificate stating the Master Servicer's compliance with the provisions of this Section 11.01.

      Section 11.02 Carryover Reserve Fund.

      (a) On the REMIC Closing Date, the Indenture Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Notes, the Carryover Reserve Fund. The Carryover Reserve Fund shall have five sub-accounts, beneficially owned by the Holders of the Class IO-1 Notes, Class IO-2 Notes, Class IO-3 notes, Class IO-4 Notes and Class IO-5 Notes, respectively. On the REMIC Closing Date, the Depositor will deposit, or cause to be deposited, into the Carryover Reserve Fund $5,000. On each Distribution Date as to which there is Net Rate Carryover payable to the Class A or Class M-1 Notes, the Indenture Trustee shall deposit the amounts pursuant to paragraphs [____] of Section 4.02 into the Carryover Reserve Fund and the Indenture Trustee has been directed by the Class IO Noteholders to distribute such amounts to the Holders of the Class A and Class M-1 Notes in the amounts and priorities set forth in clause [___]of Section [___]. For federal income tax purposes, such amounts shall be deemed paid to the Holders of the Class IO Notes and from the Class IO Notes to the Carryover Reserve Fund.

      (b) The Carryover Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Indenture Trustee pursuant to this Indenture.

      (c) Funds in the Carryover Reserve Fund may be invested in Permitted Investments. Any earnings on such amounts shall be payable to the Class IO-1 Notes, Class IO-2 Notes, Class IO-3 notes, Class IO-4 Notes and Class IO-5 Notes. The Class IO-1 Notes, Class IO-2 Notes, Class IO-3 notes, Class IO-4 Notes and Class IO-5 Notes shall evidence ownership of the related sub-accounts of the Carryover Reserve Fund for federal tax purposes and the

Holders thereof evidencing not less than 50% of the Voting Rights of such Classes, in the aggregate, shall direct the Trustee in writing as to the investment of amounts therein. In the absence of such written direction, all funds in the Carryover Reserve Fund shall be invested by the Trustee in [___].

      (d) Upon termination of the Trust, any amounts remaining in the Carryover Reserve Fund shall be distributed to the Holders of the Class IO Notes [divided how?]

      (e) The Indenture Trustee shall treat the Carryover Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holders of the Class IO Notes and that is not an asset of any REMIC. The Indenture Trustee shall treat the rights of the Class A and Class M-1 Notes to receive payments from the Carryover Reserve Fund in respect of Net Rate Carryover as a right in interest rate cap contracts written by the Holders of the Class IO Notes, in favor of the Notes (other than the Class IO Notes), and the Indenture Trustee shall account for such as property held separate and apart from the regular interests it holds in the REMICs created hereunder. This provision is intended to satisfy the requirements of Treasury Regulation Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation.

      Section 11.03 Prohibited Transactions and Activities.

      Neither the Seller, the Depositor, the Master Servicer nor the Indenture Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Estate, (iii) the termination of any REMIC pursuant to Section [11.??] of this Agreement, (iv) a substitution pursuant to the Sale and Servicing Agreement or (v) a repurchase of Mortgage Loans pursuant to the Sale and Servicing Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Payment Account for gain, nor accept any contributions to any REMIC after the Startup Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC as a REMIC or of the interests therein other than the Owner Trust Certificates as the regular interests therein, (b) affect the payment of interest or principal on the Notes,
(c) result in the encumbrance of the assets transferred or assigned to the Trust Estate (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

      Section 11.04 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

      In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Holder of the Owner Trust Certificates against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the

Indenture Trustee, the Depositor or the Holder of such Owner Trust Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Owner Trust Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Owner Trust Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Noteholders (in addition to payment of principal and interest on the Notes).

      Section 11.05 REMIC Payment Rules.

                                     REMIC I

      As provided herein, subsequent to a TMP Trigger Event, the Indenture Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (excluding the Carryover Reserve Fund and any REO Property) subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC I Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC I (the "REMIC I Regular Interests"). The "latest possible maturity date" (determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC I Regular Interest shall be the 360th distribution date. None of the REMIC I Regular Interests will be certificated.

                 UNCERTIFICATED REMIC I  UNCERTIFICATED PRINCIPAL  LATEST POSSIBLE MATURITY
  DESIGNATION      PASS-THROUGH RATE              BALANCE                    DATE
---------------  ----------------------  ------------------------  ------------------------
LT-1SUB               Variable(1)                   (6)
LT-1ZZZ               Variable(1)                   (7)
LT-2SUB               Variable(2)                   (6)
LT-2ZZZ               Variable(2)                   (8)
LT-3SUB               Variable(3)                   (6)
LT-3ZZZ               Variable(3)                   (9)
LT-4SUB               Variable(4)                   (6)
LT-4ZZZ               Variable(4)                  (10)
LT-5SUB               Variable(5)                   (6)
LT-5ZZZ               Variable(5)                  (11)

---------------
(1) The Uncertificated REMIC I Pass-Through Rate shall be the weighted average of the Net Mortgage Rates for the Group 1 Mortgage Loans.

(2) The Uncertificated REMIC I Pass-Through Rate shall be the weighted average of the Net Mortgage Rates for the Group 2 Mortgage Loans.

(3) The Uncertificated REMIC I Pass-Through Rate shall be the weighted average of the Net Mortgage Rates for the Group 3 Mortgage Loans.

(4) The Uncertificated REMIC I Pass-Through Rate shall be the weighted average of the Net Mortgage Rates for the Group 4 Mortgage Loans.

(5) The Uncertificated REMIC I Pass-Through Rate shall be the weighted average of the Net Mortgage Rates for the Group 5 Mortgage Loans.

(6) The initial Uncertificated Principal Balance of each such REMIC I Regular Interest shall equal 1% of the Subordinated Portion for the related Loan Group for month in which any REMIC Elections are made.

(7) The initial Uncertificated Principal Balance of such REMIC I Regular Interest shall equal excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (ii) Uncertificated Principal Balance of REMIC I Regular Interest LT-1SUB.

(8) The initial Uncertificated Principal Balance of such REMIC I Regular Interest shall equal excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (ii) Uncertificated Principal Balance of REMIC I Regular Interest LT-2SUB.

(9) The initial Uncertificated Principal Balance of such REMIC I Regular Interest shall equal excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (ii) Uncertificated Principal Balance of REMIC I Regular Interest LT-3SUB.

(10) The initial Uncertificated Principal Balance of such REMIC I Regular Interest shall equal excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (ii) Uncertificated Principal Balance of REMIC I Regular Interest LT-4SUB.

(11) The initial Uncertificated Principal Balance of such REMIC I Regular Interest shall equal excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (ii) Uncertificated Principal Balance of REMIC I Regular Interest LT-5SUB.

                                    REMIC II

      As provided herein, the Indenture Trustee will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Interest will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC II Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC II (the "REMIC II Regular Interests"). The "latest possible maturity date" (determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC II Regular Interest shall be the 360th distribution date. None of the REMIC II Regular Interests will be certificated.

                      UNCERTIFICATED REMIC II  UNCERTIFICATED PRINCIPAL  LATEST POSSIBLE MATURITY
DESIGNATION              PASS-THROUGH RATE              BALANCE                    DATE
LT-1A1                      Variable(1)                   (7)
LT-1A2                      Variable(1)                   (7)
LT-1SUB                     Variable(2)                   (8)
LT-2A1                      Variable(3)                   (7)
LT-2A2                      Variable(3)                   (7)
LT-2SUB                     Variable(2)                   (9)
LT-3A1A                     Variable(4)                   (7)
LT-3A1B                     Variable(4)                   (7)
LT-3A2A                     Variable(4)                   (7)
LT-3A2B                     Variable(4)                   (7)
LT-3SUB                     Variable(2)                  (10)

LT-4A1                      Variable(5)                   (7)                 November 2035
LT-4A2                      Variable(5)                   (7)                 November 2035
LT-4SUB                     Variable(2)                  (11)                 November 2035
LT-5A1                      Variable(6)                   (7)                 November 2035
LT-5A2                      Variable(6)                   (7)                 November 2035
LT-5SUB                     Variable(2)                  (12)                 November 2035

---------------
(1) The Uncertificated REMIC II Pass-Through Rate shall be the weighted average of Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT-1ZZZ.

(2) The Uncertificated REMIC II Pass-Through Rate shall be the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB, REMIC I Regular Interest 3SUB, REMIC I Regular Interest 4SUB and REMIC I Regular Interest LT-5SUB, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

(3) The Uncertificated REMIC II Pass-Through Rate shall be the weighted average of Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT-2ZZZ.

(4) The Uncertificated REMIC II Pass-Through Rate shall be the weighted average of Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT-3ZZZ.

(5) The Uncertificated REMIC II Pass-Through Rate shall be the weighted average of Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT-4ZZZ.

(6) The Uncertificated REMIC II Pass-Through Rate shall be the weighted average of Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT-5ZZZ.

(7) The initial Uncertificated Principal Balance of each such REMIC I Regular Interest shall equal the Note Principal Balance for the Corresponding Class for month in which any REMIC Elections are made.

(8) The initial Uncertificated Principal Balance of each such REMIC I Regular Interest shall equal excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (ii) the Note Principal Balance of the related Senior Notes for month in which any REMIC Elections are made.

                                    REMIC III

      As provided herein, the Indenture Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC III. The Class R-III Interest will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Note Rate, aggregate Initial Note Principal Balance and the Latest Possible Maturity Date for each Class of Notes comprising the interests representing "regular interests" in REMIC III. The "latest possible maturity date" (determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of REMIC III Notes shall be the 360th Distribution Date.

                                   AGGREGATE INITIAL NOTE
                                    PRINCIPAL BALANCE OR   LATEST POSSIBLE MATURITY
     DESIGNATION       NOTE RATE      NOTIONAL AMOUNT                DATE
--------------------  -----------  ----------------------  ------------------------
Class 1-A-1           5.1500%(1)            (12)
Class 1-A-2           5.1500%(1)            (12)
Class 2-A-1           5.3300%(2)            (12)
Class 2-A-2           5.3300%(2)            (12)
Class 3-A-1-A         5.3100%(3)            (12)

Class 3-A-1-B         5.3100%(3)            (12)
Class 3-A-2-A         5.2500%(3)            (12)
Class 3-A-2-B         5.2500%(3)            (12)
Class 4-A-1           5.5200%(4)            (12)
Class 4-A-2           5.5200%(4)            (12)
Class 5-A-1           5.2500%(5)            (12)
Class 5-A-2           5.2500%(5)            (12)
Class I-IO                (6)               (13)
Class 2-IO                (7)               (14)
Class 3-IO                (8)               (15)
Class 4-IO                (9)               (16)
Class 5-IO               (10)               (17)
Class M-1             5.3800%(11)           (12)
Class M-2             5.3800%(11)           (12)
Class B-1             5.3800%(11)           (12)
Class B-2             5.3800%(11)           (12)
Class B-3             5.3800%(11)           (12)
Class B-4             5.3800%(11)           (12)
Class B-5             5.3800%(11)           (12)

---------------

(1) On or prior to the related note rate change date, the note rates will be equal to the lesser of (i) the fixed rate set forth above and (2) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-1A1 and REMIC II Regular Interest LT-1A2. After the related note rate change date, the note rates will be equal to the least of (i) One-Year LIBOR plus ______%, (ii) 11.00% per annum and (iii) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-1A1 and REMIC II Regular Interest LT-1A2.

(2) On or prior to the related note rate change date, the note rates will be equal to the lesser of (i) the fixed rate set forth above and (2) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-2A and REMIC II Regular Interest LT-2A2. After the related note rate change date, the note rates will be equal to the least of (i) One-Year LIBOR plus ______%, (ii) 11.00% per annum and (iii) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-2A1 and REMIC II Regular Interest LT-2A2.

(3) On or prior to the related note rate change date, the note rates will be equal to the lesser of (i) the fixed rate set forth above and (2) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-3A1A, REMIC II Regular Interest LT-3A1B, REMIC II Regular Interest LT-3A2A and REMIC II Regular Interest LT-3A2B. After the related note rate change date, the note rates will be equal to the least of (i) One-Year LIBOR plus _____%, (ii) 11.00% per annum and (iii) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-3A1A, REMIC II Regular Interest LT-3A1B, REMIC II Regular Interest LT-3A2A and REMIC II Regular Interest LT-3A2B.

(4) On or prior to the related note rate change date, the note rates will be equal to the lesser of (i) the fixed rate set forth above and (2) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-4A1 and REMIC II Regular Interest LT-4A2. After the related note rate change date, the note rates will be equal to the least of (i) One-Year LIBOR plus _____%, (ii) 11.00% per annum and (iii) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-4A1 and REMIC II Regular Interest LT-4A2.

(5) On or prior to the related note rate change date, the note rates will be equal to the lesser of (i) the fixed rate set forth above and (2) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-5A1 and REMIC II Regular Interest LT-5A2. After the related note rate change date, the note rates will be equal to the least of (i) One-Year LIBOR plus _____%, (ii) 11.00% per annum and (iii) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-5A1 and REMIC II Regular Interest LT-5A2.

(6) The note rate will be equal to (1) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-1A1 over (2) the note rate on the Class 1-A-1 Notes, (2) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-1A2 over (2) the note rate on the Class 1-A-2 Notes and (3) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-1SUB over (2) the note rate on the Class M-1 Notes.

(7) The note rate will be equal to (1) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-2A1 over (2) the note rate on the Class 2-A-1 Notes, (2) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-2A2 over (2) the note rate on the Class 2-A-2 Notes and (3) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-2SUB over (2) the note rate on the Class M-1 Notes.

(8) The note rate will be equal to (1) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-3A1A over (2) the note rate on the Class 3-A-1-A Notes, (2) the excess, if any, of
(i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-3A1B over (2) the note rate on the Class 3-A-1-B Notes, (3) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-3A2A over (2) the note rate on the Class 3-A-2-A Notes, (4) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-3A2B over (2) the note rate on the Class 3-A-2-B Notes and
(5) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-3SUB over (2) the note rate on the Class M-1 Notes.

(9) The note rate will be equal to (1) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-4A1 over (2) the note rate on the Class 4-A-1 Notes, (2) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-4A2 over (2) the note rate on the Class 4-A-2 Notes and (3) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-4SUB over (2) the note rate on the Class M-1 Notes.

(10) The note rate will be equal to (1) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-5A1 over (2) the note rate on the Class 5-A-1 Notes, (2) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-5A2 over (2) the note rate on the Class 5-A-2 Notes and (3) the excess, if any, of (i) the Uncertificated REMIC II Pass-through Rate on REMIC II Regular Interest LT-5SUB over (2) the note rate on the Class M-1 Notes.

(11) On or prior to the related note rate change date, the note rates will be equal to the lesser of (i) the fixed rate set forth above and (2) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-1SUB, REMIC II Regular Interest LT-2SUB, REMIC II Regular Interest LT-3SUB, REMIC II Regular Interest LT-4SUB and REMIC II Regular Interest LT-5SUB, weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest. After the related note rate change date, the note rates will be equal to the least of (i) One-Year LIBOR plus _____%, (ii) ____% per annum and (iii) ) the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-1SUB, REMIC II Regular Interest LT-2SUB, REMIC II Regular Interest LT-3SUB, REMIC II Regular Interest LT-4SUB and REMIC II Regular Interest LT-5SUB, weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest.

(12) The Initial Note Balance shall equal the Note Principal Balance for the month in which any REMIC Elections are made.

(13) The Class 1-IO Notes shall not have a Note Principal Balance, but shall accrue interest on a Notional Amount equal to (1) the Uncertificated Principal Balance of REMIC II Regular Interest LT-1A1, (2) the Uncertificated Principal Balance of REMIC II Regular Interest LT-IA2 and (3) the Uncertificated Principal Balance of REMIC II Regular Interest LT-1SUB.

(14) The Class 2-IO Notes shall not have a Note Principal Balance, but shall accrue interest on a Notional Amount equal to (1) the Uncertificated Principal Balance of REMIC II Regular Interest LT-2A1, (2) the Uncertificated Principal Balance of REMIC II Regular Interest LT-2A2 and (3) the Uncertificated Principal Balance of REMIC II Regular Interest LT-2SUB.

(15) The Class 3-IO Notes shall not have a Note Principal Balance, but shall accrue interest on a Notional Amount equal to (1) the Uncertificated Principal Balance of REMIC II Regular Interest LT-3A1A, (2) the Uncertificated Principal Balance of REMIC II Regular Interest LT-3A1B, (3) the Uncertificated Principal Balance of REMIC II Regular Interest LT-3A2A, (4) the Uncertificated Principal Balance of REMIC II Regular Interest LT-3A2B and (5) the Uncertificated Principal Balance of REMIC II Regular Interest LT-3SUB.

(16) The Class 4-IO Notes shall not have a Note Principal Balance, but shall accrue interest on a Notional Amount equal to (1) the Uncertificated Principal Balance of REMIC II Regular Interest LT-4A1, (2) the Uncertificated Principal Balance of REMIC II Regular Interest LT-4A2 and (3) the Uncertificated Principal Balance of REMIC II Regular Interest LT-4SUB.

(17) The Class 5-IO Notes shall not have a Note Principal Balance, but shall accrue interest on a Notional Amount equal to (1) the Uncertificated Principal Balance of REMIC II Regular Interest LT-5A1, (2) the Uncertificated Principal Balance of REMIC II Regular Interest LT-5A2 and (3) the Uncertificated Principal Balance of REMIC II Regular Interest LT-5SUB.

      (a) On each Payment Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Payment Account and distributed to the holders of the Owner Trust Certificates (in respect of the Class R-I Interest), as the case may be:

      (1) Interest shall be payable to each REMIC I Regular Interest at the related Uncertificated REMIC I Pass-Through Rate on each such REMIC I Regular Interest's Uncertificated Principal Balance

      (2) Principal shall be payable first, to REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB, REMIC I Regular Interest LT-3SUB, REMIC I Regular Interest LT-4SUB and REMIC I Regular Interest LT-5SUB, as applicable, so that the Uncertificated

Principal Balance of each such REMIC I Regular Interest is equal to 1.00% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Note Principal Balance of the related Senior Notes (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining principal in each Loan Group to REMIC I Regular Interest LT-1ZZZ, REMIC I Regular Interest LT-2ZZZ, REMIC I Regular Interest LT-3ZZZ, REMIC I Regular Interest LT-4ZZZ and REMIC I Regular Interest LT-5ZZZ, as applicable.

      (3) Realized Losses from Mortgage Loans shall be applied after all distributions have been made on each Distribution Date, first, to REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB, REMIC I Regular Interest LT-3SUB, REMIC I Regular Interest LT-4SUB and REMIC I Regular Interest LT-5SUB, as applicable, so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 1.00% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Note Principal Balance of the related Senior Notes (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining Realized Losses shall be allocated to REMIC I Regular Interest LT-1ZZZ, REMIC I Regular Interest LT-2ZZZ, REMIC I Regular Interest LT-3ZZZ, REMIC I Regular Interest LT-4ZZZ and REMIC I Regular Interest LT-5ZZZ.

      (4) any remaining amount to the Holders of the Owner Trust Certificates (in respect of the Class R-I Interest); and

      (b) On each Payment Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Payment Account and distributed to the holders of the Owner Trust Certificates (in respect of the Class R-II Interest), as the case may be:

      (1) Interest shall be payable to each REMIC II Regular Interest at the related Uncertificated REMIC II Pass-Through Rate on each such REMIC II Regular Interest's Uncertificated Principal Balance.

      (2) Distributions of principal from the Loans shall be deemed to be made to the REMIC II Regular Interests, in each case from the related Loan Group, first, to REMIC II Regular Interest LT-1A1, REMIC II Regular Interest LT-1A2, REMIC II Regular Interest LT-2A1, REMIC II Regular Interest LT-2A2, REMIC II Regular Interest LT-3A1A, REMIC II Regular Interest LT-3A1B, REMIC II Regular Interest LT-3A2A, REMIC II Regular Interest LT-3A2B, REMIC II Regular Interest LT-4A1, REMIC II Regular Interest LT-4A2, REMIC II Regular Interest LT-5A1 and REMIC II Regular Interest LT-5A2, in the same manner and priority as distributions are made to the Corresponding Class, and second, any remaining principal in each Loan Group to REMIC II Regular Interest LT-1SUB, REMIC II Regular Interest LT-2SUB, REMIC II Regular Interest LT-3SUB, REMIC II Regular Interest LT-4SUB, and REMIC II Regular Interest LT-5SUB, from the related Loan Group.

      (3) Realized Losses from the Mortgage Loans shall be applied after all distributions have been made on each Distribution Date, first, to REMIC II Regular Interest LT-1SUB, REMIC II Regular Interest LT-2SUB, REMIC II Regular Interest LT-3SUB, REMIC II Regular Interest LT-4SUB, and REMIC II Regular Interest LT-5SUB, as applicable, and second, any remaining Realized Losses from each Loan Group shall be allocated REMIC II Regular Interest LT-1A1, REMIC II Regular Interest LT-1A2, REMIC II Regular Interest LT-2A1, REMIC II Regular Interest LT-2A2, REMIC II Regular Interest LT-3A1A, REMIC II Regular Interest LT-3A1B, REMIC II Regular Interest LT-3A2A, REMIC II Regular Interest LT-3A2B, REMIC II Regular Interest LT-4A1, REMIC II Regular Interest LT-4A2, REMIC II Regular Interest LT-5A1 and REMIC II Regular Interest LT-5A2, as applicable, in the same manner and priority as Realized Losses are allocated to the Corresponding Class.

      Notwithstanding the priorities and amounts of distribution of funds pursuant to this Section 11.04, actual distributions of the Available Distribution Amount shall be made only in accordance with Section 4.02.

      Section 11.06 Notification of a TMP Trigger Event.

      [to come]

                                  ARTICLE XII

                         REMIC TERMINATION REQUIREMENTS

      In the event the Majority Holder of the Owner Trust Certificates exercises the Optional Redemption of the Notes pursuant to Section 8.07 hereunder and REMIC Elections have been made pursuant to Article XI hereunder, the Trust shall be terminated in accordance with the following additional requirements, unless the Indenture Trustee has been supplied with an Opinion of Counsel, at the expense of the Majority Holder of the Owner Trust Certificates, to the effect that the failure of the Trust to comply with the requirements of this Section
12.01 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Notes are outstanding:

      (1) The Majority Holder of the Owner Trust Certificates shall establish a 90 day liquidation period and notify the Indenture Trustee thereof, which shall in turn specify the first day of such period in a statement attached to the Trust's final Tax Return pursuant to Treasury Regulation Section 1.860F 1. The Majority Holder of the Owner Trust Certificates shall prepare or cause to be prepared a plan of complete liquidation and shall otherwise satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

      (2) During such 90 day liquidation period, and at or prior to the time of making the final payment on the Notes, the Master Servicer as agent of the Indenture Trustee shall sell all of the assets of the Trust for cash; and

      (3) After making the final payment on the Notes, the Indenture Trustee shall distribute or credit, or cause to be distributed or credited, to the Holder of the Owner Trust Certificates all cash on hand (other than cash retained to meet claims) related to such Certificates, and the Trust shall terminate at that time.

      By their acceptance of the Notes, the Holders thereof hereby authorize the Majority Holder of the Owner Trust Certificates to specify the 90 day liquidation period for the Trust, which authorization shall be binding upon all successor Noteholders.

      The Indenture Trustee as agent for each REMIC created hereunder hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Majority Holder of the Owner Trust Certificates, and agrees to take such other action in connection therewith as may be reasonably requested by the Majority Holder of the Owner Trust Certificates.

      IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                     [ISSUING ENTITY], as Issuing Entity

                                     By: [OWNER TRUSTEE], not in its individual
                                     capacity, but solely as Owner Trustee

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     [INDENTURE TRUSTEE], as Indenture Trustee

                                     By: _______________________________________
                                         Name:
                                         Title:

STATE OF __________  )
                     )   ss.:
COUNTY OF __________ )

      On this ___ day of ___________, before me personally appeared _____________ to me known, who being by me duly sworn, did depose and say, that s/he is a(n) ______________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

                                           Notary Public

                                           _____________________________________
                                           NOTARY PUBLIC

[NOTARIAL SEAL]

STATE OF DELAWARE    )
                     )   ss.:
COUNTY OF __________ )

      On this ____ day of ____________, before me personally appeared ________________ to me known, who being by me duly sworn, did depose and say, that s/he is a(n) _______________________ of the Owner Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.

                                           Notary Public

                                           _____________________________________
                                           NOTARY PUBLIC

[NOTARIAL SEAL]

                                   EXHIBIT A-1

                                   Exhibit A-1
                                   through A-3






                                      A-1-1

                                    EXHIBIT B
                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT C

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

                                    EXHIBIT D

             FORM OF TRANSFEROR CERTIFICATE FOR PRIVATE CERTIFICATES

[_________________]
[_________________]

[_________________]
[_________________]
[_________________]
[_________________]

             Re: Proposed Transfer of [Class __] Notes] [TRUST NAME]

Gentlemen:

      This certification is being made by ____________________ (the "Transferor") in connection with the proposed Transfer to _____________________ (the "Transferee") of the [Class [__] Notes] (the "Notes") issued pursuant to the Indenture, dated _________, being referred to herein as the "Indenture") between [ISSUING ENTITY], as issuing entity, and [INDENTURE TRUSTEE] as indenture trustee (the "Indenture"). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee and the Indenture Trustee that:

      Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the "Act"), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Note. The Transferor has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

Date: ___________________________             __________________________________
                                                       Authorized Officer

                                              __________________________________
                                                           Signature

                                              __________________________________
                                                             Name

                                              __________________________________
                                                             Title

                                    EXHIBIT E

                       FORM OF RULE 144A INVESTMENT LETTER

             Description of Rule 144A Securities, including numbers:

                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------

     The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

            1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

            2. The Buyer warrants and represents to, and covenants with, the Indenture Trustee pursuant to Section 4.03 of the Indenture (the "Indenture"), dated as of ________, between [ISSUING ENTITY], as Issuing Entity, and [INDENTURE TRUSTEE], as Indenture Trustee, as follows:

            a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

            b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

            c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee, the Master Servicer or the Servicer.

            d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

            e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
      2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

            3. The Buyer warrants and represents to, and covenants with, the Seller, the Indenture Trustee, Owner Trustee, the Certificate Registrar, Master Servicer, the Servicer and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code")), which (in either case) is subject to ERISA or Section 4975 of the Code (both a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to the Certificate Registrar, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicer and the Depositor, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of any Plan is permissible under applicable law, would not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, and would not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Seller or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Seller or the Master Servicer.

            4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

      IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

_______________________________      ___________________________________________
Print Name of Seller                 Print Name of Buyer

By: ___________________________  By: ___________________________________________
    Name:                            Name:
    Title:                           Title:

Taxpayer Identification:             Taxpayer Identification:

No:____________________________  No: ___________________________________________

Date:__________________________  Date: _________________________________________

                                                            ANNEX 1 TO EXHIBIT C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

_____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
      Section 501(c)(3) of the Internal Revenue Code.

_____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least

_____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

_____ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

---------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

_____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

_____ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

_____ SBIC. The Buyer is a Small Business Investment Company licensed by the
      U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_____ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_____ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit Notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      [ ]   [ ] WILL THE BUYER BE PURCHASING THE RULE 144A SECURITIES ONLY FOR
      YES   NO  THE BUYER'S OWN ACCOUNT?

            6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

            7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                        ________________________________________
                                        Print Name of Buyer

                                             ___________________________________
                                        By:
                                             ___________________________________
                                             Name
                                             Title
                                             Date:

                                                            ANNEX 2 TO EXHIBIT C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

      The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

      1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

_____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

      5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

      6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                      __________________________________________
                                      Print Name of Buyer

                                      By: ______________________________________
                                          Name
                                          Title

                                      IF AN ADVISER:

                                      __________________________________________
                                      Print Name of Buyer

                                      Date:_____________________________________

                                    EXHIBIT F

                            FORM OF INVESTMENT LETTER

                                 [NON-RULE 144A]

                                     [DATE]

[_________________]
[_________________]
[_________________]

[_________________]
[_________________]
[_________________]

            Re: [TRUST NAME], Asset-Backed Notes, Series [_____], Class [___] (the "Notes")

Ladies and Gentlemen:

      In connection with our acquisition of the above-captioned Notes, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes,
(d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to
Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (g) below), (f) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act,
(2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture.

                                            Very truly yours,

                                            [TRANSFEREE]

                                            By: ________________________________
                                                      Authorized Officer

                                    EXHIBIT G

                         FORM OF TRANSFEREE CERTIFICATE

[_________________]
[_________________]
[_________________]

[_________________]
[_________________]
[_________________]

            Re:   Proposed Transfer of Class [___] Notes, [TRUST NAME]

Gentlemen:

      This certification is being made by _________ (the "Transferee") in connection with the proposed transfer (the "Transfer") by _________ of a Class [___] Note issued pursuant to the Indenture, dated as of ____________ (the "Indenture"), among [ISSUING ENTITY], as issuing entity, and [INDENTURE TRUSTEE], as indenture trustee (the "Indenture Trustee"). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferee hereby certifies, represents and warrants to, and covenants with, the Owner Trustee, the Note Registrar and the Indenture Trustee that:

      (a) The Transferee is a REIT or a QRS within the meaning of Section 856(a) or Section 856(i) of the Code or an entity disregarded as an entity separate from a REIT or a QRS.

      (b) Following the Transfer, 100% of the Equity Securities will be owned by a REIT, directly or indirectly through one or more QRSs of such REIT or one or more entities disregarded as entities separate from such REIT or such QRS.

Date: ___________________________             __________________________________
                                                       Authorized Officer

                                              __________________________________
                                                           Signature

                                              __________________________________
                                                             Name

                                              __________________________________
                                                             Title

                                   APPENDIX A
                                   DEFINITIONS

            Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Indenture Trustee or the Master Servicer.

            Accrual Period: With respect to any Payment Date and the Notes, the calendar month preceding the month in which such Payment Date occurs. All calculations of interest on the Notes will be made on the basis of a 360-day year consisting of twelve 30-day months.

            Adjusted Net Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate less the Expense Fee Rate.

            Adjustment Date: As to each Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

            Advance: The aggregate of the advances required to be made by the Master Servicer with respect to any Payment Date pursuant to Section 4.01 of the Sale and Servicing Agreement, the amount of any such advances being equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the Servicing Fees) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date; provided, however, with respect to each REO Property that has not been liquidated, that the net monthly rental income (if any) from such REO Property deposited in the Collection Account for such Payment Date pursuant to Section
3.11 of the Sale and Servicing Agreement may be used to offset such advance for the related REO Property.

            Aggregate Subordinated Percentage: As to any Payment Date, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate Note Principal Balance of the Subordinated Notes immediately prior to such Payment Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Payment Date.

            Amount Held for Future Payment: As to any Payment Date and Mortgage Loans in a Loan Group, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the related Prepayment Period and Liquidation Proceeds and Subsequent Recoveries received in the month of such Payment Date relating to that Loan Group and (ii) all Scheduled Payments due after the related Due Date relating to that Loan Group.

            Applicable Credit Support Percentage: As defined in Section 4.02(e).

            Applicable Fraction: For any Loan Group, a fraction the numerator of which is the excess of the aggregate Stated Principal Balance of the related Mortgage Loans and any amounts related to such Loan Group in the Pre-Funding Account over the aggregate Note Principal Balance of the related Senior Notes and the denominator of which is the aggregate Note Principal Balance of the Subordinated Notes.

            Applied Realized Loss Amount: With respect to any Payment Date, the sum of the Realized Losses with respect to the Mortgage Loans which are to be applied in reduction of the Note Principal Balances of Notes pursuant to this Indenture, which shall equal the amount, if any, by which, Note Principal Balance of the Notes (after all payments of principal on such Payment Date) exceeds the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account (if any) for such Payment Date.

            Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or with respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

            Assumed Interest Amount: With respect to any Payment Date, any Class of Subordinated Notes and any Loan Group, one month's interest accrued during the related Interest Accrual Period at the Note Rate on the related Subordinated Portion immediately prior to that Payment Date.

            Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

            Available Funds: As to any Payment Date and each Loan Group, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Determination Date in respect of the related Mortgage Loans pursuant to Section 3.05(b) net of the related Amount Held for Future Payment and net of amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i) - (ix), inclusive, of Section 3.08(a) in respect of the Mortgage Loans in that Loan Group and amounts permitted to be withdrawn from the Payment Account pursuant to clauses (i) - (iv), inclusive, of Section 3.08(b) in respect of the Mortgage Loans in that Loan Group, (b) the amount of the related Advance, (c) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Payment Account Deposit Date, (d) the Transfer Payment Received for such Loan Group less the Transfer Payment Made for such Loan Group, (e) the related Seller Shortfall Interest Requirement, if any, and
(f) on the first Payment Date after the termination of the Funding Period, any related amounts remaining in the Pre-Funding Account (net of investment income); provided, however, that on the Senior Termination Date, Available Funds with respect to the Loan Group relating to the remaining Senior Note Group shall include the Available Funds from the other Loan Groups after all distributions are made on the Senior Notes of the other Senior Note Groups and on any Payment Date thereafter, Available Funds shall be calculated based on all the Mortgage Loans in the Mortgage Pool, as opposed to the Mortgage Loans in the related Loan Group.

            Available Funds Rate: With respect to the Senior Notes and for each Loan Group and any Payment Date means a per annum rate equal the product of (a) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the related Mortgage Loans in the prior calendar month for such Payment Date minus the Expense Fee and the denominator of which is the sum of (i) the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period and (ii) any amount on deposit in the Pre-Funding Account relating to such Loan Group and (b) 12. With respect to the Subordinated Notes (other than the Class IO Notes) on any Payment Date means the per annum rate equal to the weighted average of he Available Funds Rate for each Loan Group with respect to the Senior Notes (as described above) weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans each Loan Group, the aggregate Note Principal Balance of the related Senior Notes, respectively.

            Bankruptcy Code: Title 11 of the United States Code.

            Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, the Sale and Servicing Agreement and any Subsequent Transfer Agreement and the other documents and certificates delivered in connection with any of the above.

            Blanket Mortgage: The mortgage or mortgages encumbering the Cooperative Property.

            Book-Entry Notes: Any of the Notes that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 4.07 the Indenture). As of the Closing Date, each Class of Offered Notes constitutes a Class of Book-Entry Notes.

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of California, the State of New York or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

            Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuing Entity, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

            Certificates, Owner Trust Certificates or Trust Certificates: The [TRUST NAME], Owner Trust Certificates, Series [______], evidencing the beneficial ownership interest in the Trust and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

            Class: All Notes bearing the same Class designation as set forth in
Section 2.02 of this Indenture.

            Class A Note: Any Note designated as a "Class 1--1 Note", "Class 1-A-2 Note", "Class 2-A-1 Note", "Class 2-A-2 Note", "Class 3-A-1-A Note", "Class 3-A-1-B Note", "Class 3-A-2-A Note", "Class 3-A-2-B Note", "Class 4-A-1 Note", "Class 4-A-2 Note" or "Class 5-A-1 Note", "Class 5-A-2 Note" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to payments as set forth herein.

            Class 1-A Notes: The Class 1-A-1 Notes and Class 1-A-2 Notes.

            Class 2-A Notes: The Class 2-A-1 Notes and Class 2-A-2 Notes.

            Class 3-A Notes: The Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A and Class 3-A-2-B Notes.

            Class 4-A Notes: The Class 4-A-1 Notes and Class 4-A-2 Notes.

            Class 5-A Notes: The Class 4-A-1 Notes and Class 5-A-2 Notes.

            Class B Note: Any Note designated as a "Class B Note" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to payments as set forth herein.

            Class Interest Shortfall: As to any Payment Date and Class, the amount by which the amount described in clause (i) of the definition of Class Optimal Interest Distribution Amount for such Class exceeds the amount of interest actually distributed on such Class on such Payment Date pursuant to such clause (i).

            Class IO Notes: The Class 1-IO, Class 2-IO, Class 3-IO, Class 4-IO and Class 5-IO Notes.

            Class M Notes: The Class M-1 Notes and Class M-2 Notes.

            Class M-1 Note: Any Note designated as a "Class M-1 Note" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to payments as set forth herein.

            Class M-2 Note: Any Note designated as a "Class M-2 Note" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to payments as set forth herein.

            Class Optimal Interest Distribution Amount: With respect to any Payment Date and Class, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the Note Rate for such Class on the related Note Principal Balance or Notional Amount as of the last day of the related Interest Accrual Period, subject to reduction as provided in Section 4.02(d)and
(ii) any Class Unpaid Interest Amounts for such Class and, in the case of the Class IO Notes, less (c) any Realized Loss Excess Coverage Amount for such Class for such Payment Date.

            Class Subordination Percentage: With respect to any Payment Date and each Class of Subordinated Notes (other than the Class IO Notes), the quotient (expressed as a percentage) of (a) the Note Principal Balance of such Class of Notes immediately prior to such Payment Date divided by (b) the aggregate of the Note Principal Balances of all Classes of Notes immediately prior to such Payment Date.

            Class Unpaid Interest Amounts: As to any Payment Date and Class of Notes, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Payment Dates exceeds the amount distributed on such Class on prior Payment Dates pursuant to clause (ii) of the definition of Class Optimal Interest Distribution Amount.

            Closing Date: ____________.

            Code: The Internal Revenue Code of 1986, as amended.

            Collection Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 3.05(b) of the Servicing Agreement, in the name of the Master Servicer for the benefit of the Indenture Trustee on behalf of the Noteholders and designated "[MASTER SERVICER] in trust for registered holders of [TRUST NAME]". Funds in the Collection Account shall be held in trust for the Noteholders for the uses and purposes set forth in this Agreement.

            Combined Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the sum of (x) the principal balance of the related Mortgage Loan at origination and (y) the outstanding principal balance at the date of determination of the Mortgage Loan of any senior mortgage loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Compensating Interest: With respect to any Mortgage Loan, an amount to be applied to the interest portion of a Prepayment Interest Shortfall on such Mortgage Loan pursuant to Section 4.02 of the Sale and Servicing Agreement which amount in the aggregate in any month shall not exceed one half of the Servicing Fee.

            Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

            Coop Shares: Shares issued by a Cooperative Corporation.

            Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

            Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

            Cooperative Unit: A single family dwelling located in a Cooperative Property.

            Corporate Trust Office: With respect to the Indenture Trustee, the designated office of the Indenture Trustee in the State of _______ where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at ___________, telephone: ________, facsimile: _________ and with respect to the Owner Trustee, the designated office of the Owner Trustee in the State of Delaware where at any particular time its corporate trust business with respect to the Basic Documents shall be administered, which office at the date of the execution of this Agreement is located at:
________________________.

            Cut-off Date: In the case of any Initial Mortgage Loan, the later of
(x) _________ and (y) the date of origination of such Mortgage Loan (the "Initial Cut-off Date"), and in the case of any Subsequent Mortgage Loan, the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the date of origination of such Subsequent Mortgage Loan (the related "Subsequent Cut-off Date"). When used with respect to any Mortgage Loans "the Cut-off Date" shall mean the related Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received on or prior to the Cut-off Date, without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

            Defective Mortgage Loan: Any Mortgage Loan that is required to be repurchased pursuant to Section 2.02 or 2.03 of the Sale and Servicing Agreement.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

            Definitive Notes: As defined in Section 4.09 of this Indenture.

            Delay Delivery Mortgage Loans: The Mortgage Loans identified on the schedule of Mortgage Loans set forth on Exhibit A-2 to the Sale and Servicing Agreement for which certain of the related Mortgage Note or lost note affidavit is not delivered to the Indenture Trustee on or prior to the Closing Date. The Depositor shall deliver (or cause delivery of) the Mortgage Notes to the Indenture Trustee: (A) with respect to at least ___% of the Mortgage Loans, not later than the Closing Date, (B) with respect to at least an additional ___% of the Mortgage Loans, not later than 20 days after the Closing Date, and (C) with respect to the remaining Mortgage Loans, not later than thirty days after the Closing Date. To the extent that the Seller shall be in possession of any Mortgage Note with respect to any Delay Delivery Loan, until delivery of such Mortgage Note to the Indenture Trustee as provided in Section 2.01 of the Sale and Servicing Agreement, the Seller shall hold such Mortgage Notes as agent and in trust for the Indenture Trustee.

            Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

            Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

            Denomination: With respect to each Note, the amount set forth on the face thereof as the "Initial Note Balance of this Note" or the "Initial Notional Amount of this Note" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

            Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Notes. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Payment Date, the 15th day of each month or, if such 15th day is not a Business Day, the preceding Business Day; provided, however, that if such 15th day or such Business Day, whichever is applicable, is less than two Business Days prior to the related Payment Date, the Determination Date shall be the first Business Day that is two Business Days preceding such Payment Date.

            Due Date: With respect to any Mortgage Loan and Due Period, the due date for scheduled payments of interest and/or principal on that Mortgage Loan occurring in such Due Period as provided in the related Mortgage Note.

            Due Period: With respect to any Payment Date, the period beginning on the second day of the calendar month preceding the month in which such Payment Date occurs and ending on the first day of the calendar month in which such Payment Date occurs

            Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and to each Rating Agency, the Noteholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Indenture Trustee.

            Equity Securities: The Owner Trust Certificates, Class IO, Class M-2 and Class B Notes.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) a failure by the Issuing Entity to pay interest and principal on any Class of Offered Notes or the Principal Distribution Amount with respect to a Payment Date on such Payment Date; or

            (ii) the failure by the Issuing Entity on the final Payment Date to
      (i) reduce the Note Principal Balance of any of the Offered Notes to zero
      (ii) to pay the interest due to each Class of Offered Notes; or

            (iii) there occurs a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee, the Holders of at least 25% of the aggregate Note Principal Balance of the Outstanding Offered Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

            (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (v) there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan plus any Subsequent Recoveries received with respect to such Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.08(a)(iv) of the Sale and Servicing Agreement, exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus
(ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Noteholders up to the Due Date applicable to the Payment Date immediately following the calendar month during which such liquidation occurred.

            Expense Fee Rate: The sum of (i) the Master Servicing Fee Rate, (ii) the Lender-Paid PMI Fee Rate, if applicable, and (iii) the Indenture Trustee Fee

Rate.

            Fannie Mae: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Certification: The final certification delivered by the Indenture Trustee pursuant to Section 2.02 of the Sale and Servicing Agreement in the form attached thereto as Exhibit B-3.

            Foreclosure Restricted Loan: Any Mortgage Loan that is contractually more than 89 days delinquent as of the REMIC Closing Date which will be identified on Schedule [___] hereto.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Funding Period: The period from and after the Closing Date to and including __________.

            Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

            Gross Margin: The percentage set forth in the related Mortgage Note for the Mortgage Loans to be added to the Index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for the Mortgage Loans.

            Group 1 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 1 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

            Group 1 Senior Notes: Class 1-A-1 Notes and Class 1-A-2 Notes.

                  Group 2 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 2 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

            Group 2 Senior Notes: Class 2-A-1 Notes and Class 2-A-2 Notes.

            Group 3 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 3 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

            Group 3 Senior Notes: Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A and Class 3-A-2-B Notes.

            Group 4 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 4 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

            Group 4 Senior Notes: Class 4-A-1 Notes and Class 4-A-2 Notes.

            Group 5 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 5 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

            Group 5 Senior Notes: Class 5-A-1 Notes and Class 5-A-2 Notes.

            Indenture: The indenture, dated as of ____________, between the Issuing Entity and the Indenture Trustee, relating to the [TRUST NAME] Notes.

            Indenture Trustee: [INDENTURE TRUSTEE], not in its individual capacity, but solely in its capacity as trustee for the benefit of the Noteholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

            Indenture Trustee Fee: As to any Payment Date, an amount equal to one-twelfth of the Indenture Trustee Fee Rate multiplied by the Pool Stated Principal Balance with respect to such Payment Date.

            Indenture Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate agreed upon in writing on or prior to the Closing Date by the Indenture Trustee and the Depositor, which is ____% per annum.

            Index: As to any Mortgage Loan on any Adjustment Date related thereto, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note.

            Initial Adjustment Date: As to any Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

            Initial Certification: The initial certification delivered by the Indenture Trustee to Section 2.02 of the Sale and Servicing Agreement in the form attached thereto as Exhibit B-1.

            Initial Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received on or prior to the Cut-off Date, without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

            Initial Mortgage Loan: A Mortgage Loan conveyed to the Trust on the Closing Date pursuant to the Mortgage Loan Purchase Agreement as identified on the Mortgage Loan Schedule delivered to the Indenture Trustee on the Closing Date.

            Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

            Initial Note Principal Balance: With respect to any Note, the Note Principal Balance of such Note or any predecessor Note on the Closing Date.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy, any lender-paid mortgage insurance policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer or the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Determination Date: Beginning on the initial Note Rate Change Date, the second LIBOR Business Day preceding the commencement of the related Accrual Period for that Payment Date for the Notes (other than the Class IO Notes) and each anniversary thereafter.

            Interim Certification: The interim certification delivered by the Indenture Trustee pursuant to Section 2.02 of the Sale and Servicing Agreement in the form attached thereto as Exhibit B-2.

            Issuing Entity Request: A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

            Issuing Entity: [ISSUING ENTITY], a Delaware statutory trust, or its successor in interest.

            Lender-Paid PMI Fee: The fee paid in connection with any lender-paid primary mortgage insurance policy paid to any primary mortgage insurance provider for any Mortgage Loan.

            Lender-Paid PMI Fee Rate: The weighted average Lender-Paid PMI Fee for those Mortgage Loans with lender paid primary mortgage insurance is approximately ___% per annum.

            Last Scheduled Payment Date: The Payment Date in _________.

            LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

            Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Master Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

            Liquidated Mortgage Loan: With respect to any Payment Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Payment Date and as to which the Master Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Master Servicing Fees, Servicing Advances and Advances.

            Loan Group: Any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 or Loan Group 5, as applicable.

            Loan Group 1: All Mortgage Loans identified as Loan Group 1 Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group 2: All Mortgage Loans identified as Loan Group 2 Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group 3: All Mortgage Loans identified as Loan Group 3 Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group 4: All Mortgage Loans identified as Loan Group 4 Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group 5: All Mortgage Loans identified as Loan Group 5 Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group Characteristics: The characteristics for each Loan Group identified under the caption "The Mortgage Pool" in the Prospectus Supplement.

            Loan Number and Borrower Identification Mortgage Loan Schedule: With respect to any Subsequent Transfer Date, the Loan Number and Borrower Identification Mortgage Loan Schedule delivered in connection with such Subsequent Transfer Date pursuant to Section 2.05(d) of this Indenture. Each Loan Number and Borrower Identification Mortgage Loan Schedule shall contain the information specified in the definition of "Mortgage Loan Schedule" with respect to the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and each Loan Number and Borrower Identification Mortgage Loan Schedule shall be deemed to be included in the Mortgage Loan Schedule.

            Loan-to-Value Ratio: For any first lien Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at origination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

            Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

            Majority Holder: The Holders of Notes evidencing at least 51% of the Note Principal Balance of the Offered Notes.

            Master Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as master servicer hereunder.

            Master Servicer Advance Date: As to any Payment Date, 1:00 p.m. Pacific time on the Business Day immediately preceding such Payment Date.

            Master Servicing Fee: As to each Mortgage Loan and any Payment Date, an amount equal to one month's interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

            Master Servicing Fee Rate: With respect to each Mortgage Loan and Due Date, the amount set forth in the Mortgage Loan Schedule for such Due Date.

            Maximum Mortgage Rate: With respect to each Mortgage Loan, the Maximum Note Rate of interest set forth as such in the related Mortgage Note.

            Maximum Note Rate: With respect to any Payment Date and the Notes (other than the Class IO Notes), ____% per annum.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R) System.

            MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

            MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

            Minimum Mortgage Rate: With respect to each Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

            MOM Loan: Any Mortgage Loan, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

            Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) except for any Mortgage Loans with Arrearages, without giving effect to any extension granted or agreed to by the Master Servicer pursuant to
Section 3.05 of the Sale and Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

            Monthly Statement: The statement delivered to the Noteholders pursuant to Section 7.05 of the Indenture.

            Moody's: Moody's Investors Service, Inc. or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest, or creating a second lien on or second priority ownership interest, as applicable, in an estate in fee simple in real property securing a Mortgage Note.

            Mortgage File: The mortgage documents listed in Section 2.1(b) of the Mortgage Loan Purchase Agreement pertaining to a particular Mortgage Loan and any additional documents delivered to the Indenture Trustee to be added to the Mortgage File pursuant to the Sale and Servicing Agreement and this Indenture.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of (x) Replacement Mortgage Loans pursuant to the provisions of the Sale and Servicing Agreement and (y) Subsequent Mortgage Loans pursuant to the provisions of this Indenture and any Subsequent Transfer Agreement)) transferred to the Indenture Trustee as part of the Trust Estate and from time to time subject to the Indenture, attached as Exhibit A-1 to the Sale and Servicing Agreement, setting forth in the following information with respect to each Mortgage Loan:

            (i)   the loan number;

            (ii)  the Appraised Value;

            (iii) the Initial Mortgage Rate;

            (iv)  the maturity date;

            (v)   the original principal balance;

            (vi)  the Cut-off Date Principal Balance;

            (vii) the first payment date of the Mortgage Loan;

            (viii) the Scheduled Payment in effect as of the Cut-off Date;

            (ix) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, at origination;

            (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

            (xi)  a code indicating whether the residential dwelling is either
                  (a) a detached single family dwelling, (b) a condominium unit,
                  (c) a two- to four-unit residential property, or (d) a Cooperative Unit;

            (xii) whether such Mortgage Loan is a Balloon Loan;

            (xiii) whether such Mortgage Loan is a Negative Amortization Loan;

            (xiv) a code indicating whether such Mortgage Loan is a Performing,
                  Re-Performing or Sub-Performing Loan; and

            (xv)  with respect to each Mortgage Loan:

                  A)    the frequency of each Adjustment Date;

                  B)    the next Adjustment Date;

                  C)    the Maximum Mortgage Rate

                  D)    the Minimum Mortgage Rate;

                  E)    the Mortgage Rate as of the Cut-off Date;

                  F)    the related Periodic Rate Cap;

                  G)    the Gross Margin; and

            (xvi) the purpose of the Mortgage Loan.

      Such schedule shall also set forth the total of the amounts described under (vi) above for all of the Mortgage Loans in the aggregate.

            Mortgage Loans: Such of the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans transferred and assigned to the Indenture Trustee pursuant to the provisions hereof and any Subsequent Transfer Agreement as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any Mortgage Loan subject to repurchase by the Seller or Master Servicer as provided in Basic Documents, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust.

            Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

            Mortgaged Property: The underlying property securing a Mortgage
Loan.

            Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

            Mortgagor: The obligors on a Mortgage Note.

            Net Interest Shortfalls: The sum of Net Prepayment Interest Shortfalls, relief Act Reductions and Debt Service Reductions.

            Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

            Net Prepayment Interest Shortfalls: As to any Payment Date and Loan Group, the amount by which the aggregate of the Prepayment Interest Shortfalls for such Loan Group during the related Prepayment Period exceeds an amount equal to the sum of (a) the Compensating Interest for such Loan Group and Payment Date and (b) the excess, if any, of the Compensating Interest for each other Loan Group for that Payment Date over the Prepayment Interest Shortfalls experienced by the Mortgage Loans in each such other Loan Group during such Prepayment Period.

            Net Rate Carryover: For any of the Senior Notes and Subordinate Notes (other than the Class IO Notes) on any Payment Date is the excess of: (1) the amount of interest that such Class would have accrued for such Payment Date had the Note Rate for that Class not been calculated based on the lesser of the related Maximum Note Rate or the related Available Funds Rate, as applicable, over (2) the amount of interest accrued on such Class for such Payment Date based on the lesser of the related Maximum Note

Rate or the related Available Funds Rate, as applicable, plus, on any Payment Date, the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Note Rate, without giving effect to the related Maximum Note Rate or the related Available Funds Rate, as applicable).

            Net Rate Carryover Amount: With respect to any Class of Notes (other than the Class IO Notes) and any Payment Date, the sum of (A) the aggregate of any Net Rate Carryover on such Class of Notes and (B) the Net Rate Carryover Amount for all previous Payment Dates not previously paid pursuant to Section
4.02 of this Indenture, together with interest thereon at the applicable Note Rate, without giving effect to the Available Funds Rate, up to but not exceeding the Maximum Note Rate.

            Non-Book-Entry Note: Any Note other than a Book-Entry Note.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

            Non-United States Person : A Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor.

            Note: Any one of the notes of any Class executed and authenticated by the Indenture Trustee in substantially the forms attached hereto as Exhibits A-1 through A-3.

            Noteholder or Holder: The person in whose name a Note is registered in the Note Register (initially, Cede & Co., as nominee for the Depository, in the case of any Class of Offered Notes, except that solely for the purpose of giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Note Balance evidenced thereby shall not be taken into account in determining whether the requisite amount of Note Balance necessary to effect such consent has been obtained; provided that if any such Person (including the Depositor) owns 100% of the Note Balance evidenced by a Class of Notes, such Notes shall be deemed to be Outstanding for purposes of any provision hereof (other than the second sentence of Section 8.01 of the Sale and Servicing Agreement) that requires the consent of the Holders of Notes of a particular Class as a condition to the taking of any action hereunder. The Indenture Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Notes are registered in the name of an affiliate of the Depositor.

            Note Owner: With respect to a Book-Entry Note, the person that is the beneficial owner of such Book-Entry Note.

            Note Principal Balance: As to any Note and as of any Payment Date, the Initial Note Principal Balance of such Note (A) less the sum of (i) all amounts distributed with respect to such Note in reduction of the Note Principal Balance thereof on previous Payment Dates pursuant to Section 4.02 of this Indenture and (ii) any Applied Realized Loss Amounts allocated to such Note on previous Payment Dates pursuant to Section 4.02 of this Indenture and (B) increased by any Subsequent Recoveries allocated to such Class of Notes pursuant to Section 4.02 of this Indenture on such Payment Date.

            Note Rate: With respect to any Payment Date and the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A, Class 3-A-2-B, Class 4-A-1, Class 4-A-2, Class 5-A-1 and Class 5-A-2 Notes, on or prior to the related Note Rate Change Date, will be the lesser of
(i) ____%, ____%, ____%, ____%, ____%, ____%, ____%, _____%, ____%, ____%, ____%
and ____% per annum, respectively, and (ii) the related Available Funds Rate; and after the related Note Rate Change Date, will be the least of (i) One-Year LIBOR plus ____%, (ii) the related Maximum Note Rate and (iii) the related Available Funds Rate. With respect to any Payment Date and each Class of Class M Notes and Class B Notes, on or prior to the related Note Rate Change Date, will be the lesser of (i) ____% per annum and (ii) the related Available Funds Rate; and after the related Note Rate Change Date, will be the least of (i) One-Year LIBOR plus ____%, (ii) the related Maximum Note Rate and (iii) the related Available Funds Rate. With respect to each Class of Class IO Notes, a variable per annum rate equal to the product of (i) 12 and (ii) a fraction expressed as a percentage, (x) the numerator of which is the excess, if any, of (1) the interest accrued and payable on the related Mortgage Loans for the related Due Period, over (2) the sum of (a) the amount of any accrued note interest payable to the related classes of Senior Notes (including any Net Rate Carryover amounts payable to such classes) for the related Payment Date and (b) the product of (I) the amount of any accrued note interest payable to the Class M Notes and Class B Notes (including any Net Rate Carryover amounts payable to such classes) for the related Payment Date, and (II) the related Applicable Fraction and (y) the denominator of which is the aggregate Stated Principal Balance of the related Mortgage Loans and any amounts related to such Loan Group in the Pre-Funding Account, if any.

            Note Rate Change Date: (i) for the Class 1-A Notes, the Payment Date occurring in ________, (ii) for the Class 2-A Notes, the Payment Date occurring in _______, (iii) for the Class 3-A Notes, the Payment Date occurring in ____,
(iv) for the Class 4-A Notes, the Payment Date occurring in _____, (v) for the Class 5-A Notes, the Payment Date occurring in ______ and (vi) for the Class M Notes and Class B Notes, the Payment Date occurring in ______.

            Note Register: The register maintained pursuant to Section 4.03 of this Indenture.

            Notes: The Class 1-A, Class 2-A, Class 3-A, Class 4-A, Class 5-A, Class IO, Class M and Class B Notes.

            Notional Amount: With respect to the Class 1-IO, Class 2-IO, Class 3-IO, Class 4-IO and Class 5-IO Notes, $________, $_________, $_________,
$_________ and $_________, respectively.

            Offered Notes: The Class 1-A, Class 2-A, Class 3-A, Class 4-A, Class 5-A and Class M-1 Notes.

            Officer's Certificate: A certificate (i) in the case of the Depositor, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Servicer or the Master Servicer, (ii) in the case of the Master Servicer, signed by the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Treasurer, or one of the Assistant Treasurers or Assistant Secretaries of Countrywide GP, Inc., its general partner or (iii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Indenture Trustee, as the case may be, as required by this Agreement.

            One-Year LIBOR: With respect to any Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one year that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such ate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), One-Year LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Indenture Trustee and no Reference Bank Rate is available, One-Year LIBOR will be One-Year LIBOR applicable to the preceding Accrual Period.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 5.04 or 8.01 of the Sale and Servicing Agreement, or the interpretation or application of the REMIC Provisions such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Optional Termination: The termination of the Trust Estate provided hereunder pursuant to the purchase of the Mortgage Loans pursuant to Section
8.07 of this Indenture.

            Optional Termination Date: The termination of the Trust Estate provided hereunder pursuant to the purchase of the Mortgage Loans pursuant to
Section 8.07 of this Indenture.

            Original Applicable Credit Support Percentage: With respect to each of the following Classes of Subordinated Notes, the corresponding percentage described below, as of the Closing Date:

Class M-1     ___%
Class M-2     ___%
Class B-1     ___%
Class B-2     ___%
Class B-3     ___%
Class B-4     ___%
Class B-5     ___%

            Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

            Original Pre-Funded Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which Original Pre-Funded Amount is $_______ for Loan Group 1, $________ for Loan Group 2, $_______ for Loan Group 3, $_________ for Loan Group 4 and approximately $_________ for Loan Group 5.

            Original Subordinate Principal Balance: On or prior to the Senior Termination Date, the Subordinated Percentage for a Loan Group of the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group, in each case as of the Cut-off Date or, if such date is after the Senior Termination Date, the aggregate of the Note Principal Balances of the Subordinated Notes as of the Closing Date.

            Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Master Servicer or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Master Servicer.

            OTS: The Office of Thrift Supervision.

            Outstanding: With respect to the Notes as of any date of determination, all Notes theretofore executed and authenticated under this Agreement except:

                  (i) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation; and

                  (ii) Notes in exchange for which or in lieu of which other Notes have been executed and delivered by the Indenture Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Payment Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

            Overcollateralized Group: As defined in Section 4.02.

            Owner Trust Estate: The corpus of the Issuing Entity created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

            Owner Trustee: [OWNER TRUSTEE] and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

            Owner Trustee's Fee: An annual fee equal to $_____, payable on each anniversary of the first Payment Date, commencing in _________.

            Ownership Interest: As to any Note, any ownership interest in such
Note including any interest in such Note as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

            Payment Account: The separate Eligible Account created and maintained by the Indenture Trustee pursuant to Section 3.05 of the Sale and Servicing Agreement in the name of the Indenture Trustee for the benefit of the Noteholders and designated "[INDENTURE TRUSTEE], in trust for registered holders of [TRUST NAME]". Funds in the Payment Account shall be held in trust for the Noteholders for the uses and purposes set forth in this Agreement.

            Payment Account Deposit Date: As to any Payment Date, 1:00 p.m. Pacific time on the Business Day immediately preceding such Payment Date.

            Payment Date: The 20th day of each calendar month after the initial issuance of the Notes, or if such 20th day is not a Business Day, the next succeeding Business Day, commencing in December 2005.

            Percentage Interest: With respect to any Note, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance represented by such Note and the denominator of which is the aggregate Note Principal Balance of the related Class.

            Periodic Rate Cap: As to any Mortgage Loans and the related Mortgage Notes, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

            Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating and highest short-term debt rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency;

                  (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the rating then assigned to the Notes by such Rating Agency;

                  (v) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                  (vi) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (such rating shall be the highest commercial paper rating of S&P for any such securities) and (y), or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the rating then assigned to the Notes by such Rating Agency;

                  (vii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term and short term rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency;

                  (viii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency; and

                  (ix) such other relatively risk free investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above)

provided that, subsequent to any REMIC Elections made pursuant to Article XI of this Indenture, no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Master Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC.

Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

            Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. Section 2510.3-101.

            Pool Stated Principal Balance: $1,142,358,928.

            Pre-Funding Account: The separate Eligible Account created and maintained by the Indenture Trustee pursuant to Section 3.30 of this Indenture in the name of the Trustee for the benefit of the Noteholders and designated "[INDENTURE TRUSTEE], solely as Trustee, in trust for registered holders of [TRUST NAME]." Funds in the Pre-Funding Account shall be held in trust for the Noteholders for the uses and purposes set forth in this Agreement.

            Pre-Funding Amount: The amount deposit in the Pre-Funding Account as of any Date of Determination.

            Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to the Notes.

            Prepayment Interest Excess: With respect to any Payment Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of a Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

            Prepayment Interest Shortfall: As to any Payment Date, any Mortgage Loan and any Principal Prepayment received during the related Prepayment Period, the amount, if any, by which one month's interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Prepayment Period: As to any Payment Date and Mortgage Loan, the calendar month immediately preceding the month in which that Distribution Date occurs.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

            Prime Rate: The prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily The Bank of New York's lowest rate of interest.

            Principal Amount: As to any Payment Date and any Loan Group, the sum of (a) the principal portion of each Scheduled Payment (without giving effect to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in such Loan Group on the related Due Date, (b) the principal portion of the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Seller or purchased by the Master Servicer pursuant to the Sale and Servicing Agreement as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan in such Loan Group received with respect to such Payment Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Payment Date plus any Realized Loss Excess Coverage Amounts, (e) with respect to each Mortgage Loan in a Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Payment Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Payment Date with respect to such Mortgage Loan, (f) all Principal Prepayments for such Loan Group received during the related Prepayment Period, (g) the principal portion of any Transfer Payments Received for such Loan Group, minus the principal portion of any Transfer Payments Made for such Loan Group and Payment Date in accordance with Section 4.02 and (h) any Subsequent Recoveries on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Payment Date.

            Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 2.04, 3.12 of the Sale and Servicing Agreement and Section 11.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Private Notes: The Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Notes.

            Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

            Pro Rata Share: As to any Payment Date, the Subordinated Principal Distribution Amount and any Class of Subordinated Notes, the portion of the Subordinated Principal Distribution Amount allocable to such Class, equal to the product of the Subordinated Principal Distribution Amount on such Payment Date and a fraction, the numerator of which is the related Note Principal Balance thereof and the denominator of which is the aggregate of the Note Principal Balances of the Subordinated Notes.

            Pro Rata Subordinated Percentage: As to any Payment Date and Loan Group, 100% minus the related Senior Percentage for such Payment Date.

            Prospectus Supplement: The Prospectus Supplement dated __________, relating to the public offering of the Offered Notes offered thereby.

            PUD: A Planned Unit Development.

            Purchase Price: With respect to any Mortgage Loan (x) required to be
(1) repurchased by the Seller or purchased by the Master Servicer, as applicable, pursuant to Section 2.02, 2.03 or 3.12 of the Sale and Servicing Agreement or (2) repurchased by the Depositor pursuant to Section 2.04 of the Sale and Servicing Agreement, or (y) that the Master Servicer has a right to purchase pursuant to Section 3.11 of the Sale and Servicing Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the Mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced and not reimbursed by the Master Servicer) to (b) the first day of the month in which the Purchase Price is to be distributed to Noteholders, and (iii) any costs, expenses and damages incurred by the Trust Fund resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan.

            QRS: A Qualified REIT Subsidiary within the meaning of Section 856(i) of the Code.

            Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

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

            Rating Agency: [RATING AGENCY] and [RATING AGENCY]. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Noteholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Payment Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

            To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of Realized Losses with respect to that Mortgage Loan will be reduced by the amount of those Subsequent Recoveries.

            Realized Loss Excess Coverage Amount: With respect to any Payment Date and the Class IO Notes, the sum of the Realized Losses with respect to the Mortgage Loans which are to be applied in reduction of the related Class Optimal Interest Distribution Amount of the related Class of Class IO Notes pursuant to this Indenture, which shall equal the amount, if any, by which, Note Principal Balance of the Notes (after all payments of principal on such Payment Date) exceeds the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account (if any) for such Payment Date.

            Record Date: With respect to any Payment Date and the Notes, the close of business on the last Business Day of the month preceding the month in which such Payment Date occurs.

            Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest

Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding Note Principal Balance of the Notes on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate outstanding Note Principal Balance of the Notes on such Interest Determination Date.

            Reference Banks: [Barclays Bank PLC, Deutsche Bank and NatWest, N.A.,] provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Master Servicer and (iii) which have been designated as such by the Indenture Trustee.

            Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

            REGULATION AB: Regulation AB promulgated under the Securities Act and the Exchange Act, as the same may be amended from time to time; and all references to any rule, item, section or subsection of, or definition or term contained in, Regulation AB mean such rule, item, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

            REIT: A Real Estate Investment Trust within the meaning of Section 856(a) of the Code.

            Related Documents: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Sale and Servicing Agreement, with respect to the Initial Mortgage Loans and the Subsequent Mortgage Loans, and any documents required to be added to such documents pursuant to the Sale and Servicing Agreement, the Subsequent Transfer Agreement, the Trust Agreement, Indenture or the Servicing Agreement.

            Relief Act: The Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reductions: With respect to any Payment Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or any similar law, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

            REMIC Closing Date: The Date on which Indenture Trustee is notified of a TMP Trigger Event Pursuant to Section 11.[__] of this Indenture.

            REMIC Election: Any REMIC election made with respect to the Issuing Entity subsequent to a TMP Trigger Event.

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

            Remittance Report: A report prepared by the Master Servicer and delivered to the Indenture Trustee in accordance with Section 4.02 of the Indenture.

            REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit D to the Sale and Servicing Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same Index and Periodic Rate Cap as that of the Deleted Mortgage Loan; and (d) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan;
(iv) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (v) have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or visa versa; (vii) provide for a prepayment charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (viii) have the same lien priority as the Deleted Mortgage Loan;
(ix) constitute the same occupancy type as the Deleted Mortgage Loan; (x) have had an original Stated Principal Balance that conformed to the loan limits of Fannie Mae, (xi) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan, (xii) [reserved], and (xiii) comply with each representation and warranty set forth in Section 2.03 of the Sale and Servicing Agreement.

            Request for Release: The Request for Release submitted by the Master Servicer to the Indenture Trustee, substantially in the form of Exhibits C and D to the Sale and Servicing Agreement, as appropriate.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

            Responsible Officer: When used with respect to the Indenture Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

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

            Rule 144A: Rule 144A under the Securities Act.

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and its successors.

            Sale and Servicing Agreement: The Servicing Agreement, dated as of ______________, the Issuing Entity, the Master Servicer, the Indenture Trustee and the Seller.

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in this Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            SECTION 302 REQUIREMENTS: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

            Securities Act: The Securities Act of 1933, as amended.

            Seller: [SELLER], and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

            Seller Shortfall Interest Requirement: With respect to the Payment Date in __________ is the product of: (1) the excess of the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date, over the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans (weighted on the basis of the Stated Principal Balances thereof as of the Cut-off Date) and the denominator of which is 12.

            Senior Credit Support Depletion Date: The date on which the Note Principal Balance of each Class of Subordinated Notes has been reduced to zero.

            Senior Notes: Class 1-A, Class 2-A, Class 3-A, Class 4-A and Class 5-A Notes.

            Senior Note Group: The Group 1 Senior Notes, Group 2 Senior Notes, Group 3 Senior Notes, Group 4 Senior Notes and Group 5 Senior Notes, as applicable

            Senior Percentage: As to any Senior Note Group and Payment Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Note Principal Balances of each Class of Senior Notes of such Senior Note Group immediately prior to such Payment Date and the denominator of which is the aggregate Stated Principal Balance of Mortgage Loans in the related Loan Group as of the Due Date in the month preceding the month of such Payment Date; provided, however, that on any Payment Date after the Senior Termination Date, the Senior Percentage for the Senior Notes of the remaining Senior Note Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Note Principal Balances of each such Class of

Senior Notes immediately prior to such Payment Date and the denominator of which is the aggregate of the Note Principal Balances of all Classes of Notes immediately prior to such Payment Date. In no event will any Senior Percentage be greater than 100%.

            Senior Prepayment Percentage: As to a Senior Note Group and any Payment Date during the ten years beginning on the first Payment Date, 100%. The related Senior Prepayment Percentage for any Payment Date occurring on or after the tenth anniversary of the first Payment Date will, except as provided in this Agreement, be as follows: for any Payment Date in the first year thereafter, the related Senior Percentage plus __% of the related Subordinated Percentage for such Payment Date; for any Payment Date in the second year thereafter, the related Senior Percentage plus __% of the related Subordinated Percentage for such Payment Date; for any Payment Date in the third year thereafter, the related Senior Percentage plus __% of the related Subordinated Percentage for such Payment Date; for any Payment Date in the fourth year thereafter, the related Senior Percentage plus __% of the related Subordinated Percentage for such Payment Date; and for any Payment Date thereafter, the related Senior Percentage for such Payment Date (unless on any Payment Date the related Senior Percentage exceeds the Senior Percentage of such Senior Note Group as of the Closing Date, in which case the Senior Prepayment Percentage for each Senior Note Group for such Payment Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the related Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied with respect to all Loan Groups. Notwithstanding the foregoing, if the Two Times Test is satisfied on a Payment Date, the Senior Prepayment Percentage for each Senior Note Group will equal (x) if such Payment Date is on or prior to the Payment Date in __________, the related Senior Percentage for such Payment Date plus __% of the related Subordinated Percentage for that Payment Date and (y) if such Payment Date is after the Payment Date in ________, the related Senior Percentage.

            Senior Principal Distribution Amount: As to any Payment Date and Senior Note Group, the sum of (i) the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of "Principal Amount" with respect to the related Loan Group for such Payment Date, (ii) with respect to any Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Payment Date, the lesser of (x) the related Senior Percentage of the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month of that Payment Date and (y) the related Senior Prepayment Percentage of the amount of the Liquidation Proceeds allocable to principal received on the Mortgage Loan,
(iii) the related Senior Prepayment Percentage of the amounts described in clauses (f) and (h) of the definition of "Principal Amount" with respect to the related Loan Group for such Payment Date; (iv) the principal portion of any Transfer Payments Received for that Loan Group and Payment Date and (v) on the first Payment Date after the termination of the Funding Period, any related amounts remaining in the Pre-Funding Account (net of investment income); provided, however, on any Payment Date after the Senior Termination Date, the Senior Principal Distribution Amount for the remaining Senior Note Group will be calculated pursuant to the above formula based on all the Mortgage Loans, as opposed to the Mortgage Loans in the related Loan Group.

            Senior Step Down Conditions: On or prior to the Senior Termination Date, with respect to the Mortgage Loans in a Loan Group and after the Senior Termination Date, with respect to all Mortgage Loans: (i) the aggregate Stated Principal Balance of such Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, REO Property and Mortgage Loans, the Mortgagors of which are in bankruptcy) (averaged over the preceding six month period), does not equal or exceed __% of (1) on or prior to the Senior Termination Date, the Subordinated Percentage for such Loan Group of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group or (2) after the Senior Termination Date, the aggregate Note Principal Balance of the Subordinated Notes on the Payment Date and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed: (a) commencing with the Payment Date on the tenth anniversary of the first Payment Date, __% of the Original Subordinate Principal Balance, (b) commencing with the Payment Date on the eleventh anniversary of the first Payment Date, __% of the Original Subordinate Principal Balance, (c) commencing with the Payment Date on the twelfth anniversary of the first Payment Date, __% of the Original Subordinate Principal Balance, (d) commencing the Payment Date on the thirteenth anniversary of the first Payment Date, __% of the Original Subordinate Principal Balance and (e) commencing with the Payment Date on the fourteenth anniversary of the first Payment Date, __% of the Original Subordinate Principal Balance.

            Senior Termination Date: For each Senior Note Group, the Payment Date on which the aggregate Note Principal Balance of the related Classes of Senior Notes have been reduced to zero.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of
(i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09 of the Sale and Servicing Agreement.

            Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of such date (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments or Liquidation Proceeds received prior to such date and to the payment of principal due on or prior to such date and irrespective any delinquency in payment by the related mortgagor, and (ii) as of any Payment Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, in each case plus any Deferred Interest added to the principal balance of such Mortgage Loan, if such Mortgage Loan is a Negative Amortization Loan, minus the sum of (a) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Payment Date and (y) that were received by the Master Servicer as of the close of business on the Determination Date related to such Payment Date or with respect to which Advances were made as of the Master Servicer Advance Date related to such Payment Date, (b) all

Principal Prepayments with respect to such Mortgage Loan received by the Master Servicer during each Prepayment Period ending prior to such Payment Date, and
(c) all Liquidation Proceeds collected with respect to such Mortgage Loan during each Due Period ending prior to such Payment Date, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.11 of the Sale and Servicing Agreement. The Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Loan will be zero on the Payment Date following the Due Period in which such Mortgage Loan becomes a Liquidated Loan. References herein to the Stated Principal Balance of the Mortgage Loans at any time shall mean the aggregate Stated Principal Balances of all Mortgage Loans in the Trust Estate as of such time.

            Subordinate Notes: The Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Notes.

            Subordinated Percentage: As to any Payment Date on or prior to the Senior Termination Date and Loan Group, 100% minus the Senior Percentage for the Senior Note Group relating to such Loan Group for such Payment Date. As to any Payment Date after the Senior Termination Date, 100% minus the Senior Percentage for such Payment Date.

            Subordinated Portion: For any Payment Date and Loan Group, an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the Due Date in the month prior to the month of such Payment Date, minus the aggregate Note Principal Balance of the related Senior Notes immediately prior to such Payment Date.

            Subordinated Prepayment Percentage: As to any Payment Date and Loan Group, 100% minus the related Senior Prepayment Percentage for such Payment Date.

            Subordinated Principal Distribution Amount: With respect to any Payment Date and Loan Group, an amount equal to the excess of (A) the sum, not less than zero, of the sum of (i) the Subordinated Percentage of all amounts described in clauses (a) through (d) of the definition of "Principal Amount" for that Loan Group and that Payment Date, (ii) with respect to each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Payment Date, the Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (ii) of the definition of "Senior Principal Distribution Amount", up to the Subordinated Percentage for such Loan Group of the Stated Principal Balance of that Mortgage Loan, and (iii) the sum of the Subordinated Prepayment Percentage for that Loan Group of all amounts described in clauses (f) and (h) of the definition of "Principal Amount" for such Loan Group and Payment Date over (B) the principal portion of any Transfer Payments Made for such Loan Group; provided, however, that on any Payment Date after the Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage and Subordinated Prepayment Percentage for the Subordinated Notes for such Payment Date with respect to all of the Mortgage Loans as opposed to the Mortgage Loans only in the related Loan Group.

            Subsequent Collection Account Deposit: With respect to any Subsequent Transfer Date, an amount equal to the aggregate of all amounts in respect of (i) principal of the related Subsequent Mortgage Loans due after the related Subsequent Cut-off Date and received by the Master Servicer on or before such Subsequent Transfer Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the such Subsequent Mortgage Loans due after such Subsequent Cut-off Date and received by the Master Servicer on or before the Subsequent Transfer Date.

            Subsequent Cut-off Date: As defined in the definition of Cut-off
Date.

            Subsequent Mortgage Loan: Any Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.05 of the Indenture on a Subsequent Transfer Date, and listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.05(d) of the Indenture. When used with respect to a single Subsequent Transfer Date, "Subsequent Mortgage Loan" shall mean a Subsequent Mortgage Loan conveyed to the Trust Fund on such Subsequent Transfer Date.

            Subsequent Recoveries: Unexpected recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that resulted in a Realized Loss.

            Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit C to the Indenture, executed and delivered by the Seller, the Depositor and the Trustee as provided in Section 2.05(b) of the Indenture.

            Subsequent Transfer Date: For any Subsequent Transfer Agreement, the "Subsequent Transfer Date" identified in such Subsequent Transfer Agreement; provided, however, the Subsequent Transfer Date for any Subsequent Transfer Agreement may not be a date earlier than the date on which the Subsequent Transfer Agreement is executed and delivered by the parties thereto pursuant to
Section 2.05 (b) of the Indenture.

            Subsequent Transfer Date Aggregate Purchase Amount: With respect to any Subsequent Transfer Date, the "Subsequent Transfer Date Aggregate Purchase Amount" identified in the related Subsequent Transfer Agreement which shall be an estimate of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans identified in such Subsequent Transfer Agreement.

            Subsequent Transfer Date Aggregate Transfer Amount: With respect to any Subsequent Transfer Date, the aggregate Stated Principal Balances as of the related Subsequent Cut-off Dates of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.05(d) of the Indenture; provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

            Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03 of the Sale and Servicing Agreement.

            Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(d) of the Sale and Servicing Agreement, the excess of
(x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

            TMP Trigger Event: The occurrence of any Equity Securities being transferred to an entity that does not qualify either as a REIT or as a QRS or the receipt by the indenture trustee of a certification that the entity which owns the Equity Securities is no longer a REIT or a QRS.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Note.

            Transfer Payment Made: As defined in Section 4.02.

            Transfer Payment Received: As defined in Section 4.02.

            Trust: [TRUST NAME] to be created pursuant to the Trust Agreement.

            Trust Agreement: The Amended and Restated Trust Agreement dated as of __________, among the Owner Trustee, the Depositor and [CERTIFICATE REGISTRAR AND CERTIFICATE PAYING AGENT], as Certificate Registrar and Certificate Paying Agent, relating to the Trust.

            Trust Estate: The meaning specified in the Granting Clause of the Indenture.

            Two Times Test: As to any Payment Date, if (i) the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the Closing Date, (ii) clause (i) of the Senior Step Down Conditions is satisfied and (iii) the cumulative Realized Losses on all the Mortgage Loans do not exceed (x) with respect to any Payment Date on or prior to ________, __% of the aggregate Note Principal Balance of the Subordinated Notes as of the Closing Date or (y) with respect to any Payment Date after ___________, __% of the aggregate Note Principal Balance of the Subordinated Notes as of the Closing Date.

            Undercollateralized Group: As defined in Section 4.02.

            Unpaid Realized Loss Amount: For any Class of Notes (other than the Class IO Notes), the portion of the aggregate Applied Realized Loss Amount previously allocated to such Class remaining unpaid from prior Payment Dates, less the amount of any Subsequent Recoveries added to Note Principal Balance of such Note.